SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               AMENDED FORM 8K

     Current Report Pursuant to Section 13 or 15 (d) of the Securities
                            Exchange Act of 1934

                               August 14, 2001
                               Date of Report

                    (Date of Earliest Event Reported)

                            SINTEC CO. LTD.
                    --------------------------------
                     (Name of Small Business Issuer)


Republic of Korea                 000-28419             Not Applicable
---------------------------  ------------------       ----------------

State or Other Jurisdiction   Commission File Number   I.R.S. Employer
Incorporation or Organization)                         Identification
Number


         Buchon Technopark, 103-608, Samjung-dong, Ojung-gu, Buchon City,
                       Kyonggi-do, Republic of Korea
                            (Zip Code: 421-150)
          -----------------------------------------------------
     (Address of Principal Executive Offices including Zip Code)


            Tel No.: 82-32-2342000          Fax No.: 82-32-2342020
                     ----------------------------
                 (Issuer's Telephone Number)


Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act: None

CommonStock : Par value 200 Won per share (Title of Class)



INFORMATION TO BE INCLUDED IN THE REPORT

Convention

     In this Form 8K all references to "Korea" are references to The Republic of Korea. All references to the "Government" are references to the government of Korea. Unless otherwise noted all references to "shares" or "common stock" are references to the common shares of Sintec Co. Ltd. par value 200 Won per share ("Sintec" or the "Company"). All references to "KOSDAQ" herein are references to the Korea Securities Dealers Automated Quotation System. All references to "SEC" are reference to the United States Securities and Exchange Commission.


     References to "Won" or "W" are to the currency of Korea and all references to "Dollars", "$", or "US$" are to the currency of the United States of America. Solely for the convenience of the reader, this Form 8-K contains translations of certain Won amounts into Dollars at specified rates. All translations from Won to Dollar were made (unless otherwise indicated) at the noon buying rate in the Republic of Korea for cable transfers in Won per US$1.00 as certified for customs purposes by the Korea Financial Telecommunications and Clearings Institute. Unless otherwise specified, the translation of Won into Dollars has been made at the noon buying rate on applicable date of transaction or balance. No representation is made that the Won or US$ amounts referred to herein could have been or could be converted into US$ or Won, as the case may be, at any particular rate or at all. On August 10, 2001, the noon buying rate was Won 1289.3 to US$1.00


Exchange Rate Information

     The following table sets forth, for the periods and dates indicated, certain information concerning the noon buying rate. No representation is made that the Won or Dollar amounts referred to herein could have been or could be converted into Dollars or Won, as the case may be, at any particular rate, or at all.

Year Ended        At End of        Average        High       Low
December 31       Period           Rate Per
                                   $1.00US


1994              788.7             803.77         813.40     788.7

1995              774.7             771.25         794.8      756

1996              844.2             805.35         844.7      774.7

1997              1415.2            949.70         1964.8     842.7

1998              1203.0           1300.96         1805.3     1198.6

1999              1134.5           1188.86         1242.7     1128.6

2000              1259.7           1130.36         1266.9     1104.9


The average of the noon buying rates on the last date of each month (or a portion thereof) during the period.



Page 2
ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

(a)     MERGER AGREEMENT.

     Pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement") dated January 24, 2001, Sintec Co. Ltd. (the "Company"), a Korean corporation, acquired all the outstanding shares of common stock of Captex Capital, Inc. ("Captex"), a Texas corporation, from the shareholders thereof in an exchange of an aggregate of 888,050 shares of common stock of the Company (the "Acquisition"). Immediately following the Acquisition, Sintec (Texas) Corp. ("Subco"), a Texas corporation and a wholly-owned subsidiary of the Company merged with Captex (the "Merger") in a transaction in which the Subco becomes the surviving corporation.

     The Acquisition was approved by the unanimous consent of the Board of Directors of Captex and its shareholders on January 24, 2001.
The Acquisition was effective on January 24, 2001. The Merger was approved by unanimous consent of the respective Board of Directors of Subco and the Company on January 24, 2001. The Merger was effective on January 31, 2001. The Acquisition and Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     Upon effectiveness of the Acquisition and Merger, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission ("SEC"), the Company elected to become the successor issuer to Captex for reporting purposes under the Securities
Exchange Act of 1934, as amended (the "1934 Act") and elects to report under the 1934 Act effective January 31, 2001.

     A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

(b)     CONTROL OF THE COMPANY

     The Company had 6,745,275 shares of common stock par value 200
Won per share issued and outstanding prior to the Acquisition, and 7,633,325 shares issued and outstanding following the Acquisition.
Captex had 5,000,000 shares of common stock par value of $0.001 per share issued and outstanding prior and after the Acquisition. November 15, 1999 stock split effected by a stock dividend

     On February 2, 2001 the Company effected a stock split by way of a stock dividend of 3,816,663 common shares in the capital stock of the Company and issued the shares on a pro rata basis to all of the shareholders of the Company (the "Stock Split ") resulting in a total of 11,449,988 shares of common shares in the capital stock of the Company being issued and outstanding.


      On April 13, 2001 the Company completed a private placement in which it sold 900,584 of its common shares to 127 of the Company's current Korean shareholders Korean residents for consideration of $541,953. On June 26, 2001 the Company completed a private placement in which it sold 750,000 of its common shares to an arms length Korean corporate purchaser for consideration of $460,511(collectively the "Recent Private Placements") resulting in a total of 13,100,572 shares of common shares in the capital stock of the Company being issued and outstanding.

     The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of July 24, 2001, after taking into effect the Acquisition, the Stock Split and the Recent Private Placement of the Company's major shareholders being:(a) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding common stock, (b) each of the Company's directors and officers, and (c) all directors and officers of the Company, as a group:






Page 3

NAME AND ADDRESS OF         AMOUNT STOCK     PERCENTAGE  CHANGES IN
BENEFICIAL OWNER            BENEFICIALLY     OF CLASS    PERCENTAGE
AND POSITION WITH           OWNED                        OWNERSHIP IN
THE COMPANY                                              LAST THREE YEARS


Woon Yong Kim               1,622,138    	   12.38%      (-13.75%)
1216-18 Joong Dong          common shares
Wonmi-Gu, Buchoo City
Kyonggi-do, Korea
President, CEO and
Director


Soo Yong Kim                29,850         .23%          NA
154-4 Ganseok, 2-dong,	     common shares
Namdong-gu, Inchon City
Kyonggi-do, Korea
Director/Treasurer


Young Lo Kim                14,062		 .11%		 NA
105/1054 Poonglim APT.	    common shares
Sorae-maeul,
Nonyun-Dong, Namdong-
gu,Inchon City, Korea
Director and Manager of
Research and Development


Jun Hyun Kim                14,062		 .11%		 NA
13-1 Cooneui-dong		    common shares
Wonmi-gu,
Buchon City, Korea
Director


Burton Mason Venture        1,050,000 	  8.02%       (8.02%)
Capital LLC			    common shares
33 N.Fairlax St.
Alexandria
VA, USA


All Officers and Directors   1,680,112 	 12.82%      (-13.75%)
as a Group			     common shares


Page 4

     All of the aforementioned shareholders have the same voting rights as the rest of the shareholders of the Company.

     As of July 24, 2001 the Company had 262 shareholders of record of which 257 shareholders, being 98% of all of the shareholders of the Company were residents of Korea and were shareholders of record of 79.23% of the issued and outstanding shares of the Company.

     Other than as disclosed above the Company is not aware of any other company, any foreign government or any other person, jointly or severally, that directly or indirectly controls the Company. The Company is not aware of any arrangements the operation of which may at a future date result in a change in control of the Company.

    Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of the Company's common stock which may be acquired upon exercise of stock options or warrants are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's common stock indicated as beneficially owned by them.



	(c)	DESCRIPTION OF CAPTEX CAPITAL, INC.

     Captex was organized under the laws of the State of Texas on November 5 1990. Captex was organized for the purposes of creating a corporate vehicle to locate and acquire an operating business entity which management of Captex felt would be a suitable acquisition (a "Target Company"). Captex recognized that as a result of its limited financial, managerial and other resources, the number of suitable potential businesses that would be available to it would be limited. Captex's principal business objective was to seek long-term growth potential in the business in which it intended to participate in rather than immediate, short-term earnings.

     Captex did not restrict its search to any specific business, industry or geographical location. It sought to acquire a Target Company which was looking to avail itself of the benefits of being a "reporting issuer" in order to facilitate capital formation to expand into new markets.

     In order to better facilitate its business goals Captex voluntarily filed with the SEC a Form 10SB on November 6, 1999 and became a "reporting issuer" under the 1934 Act on January 6, 2000.

     Captex did not, until the Merger, engage in any business activities other than the identifying, investigating, and analyzing potential Target Companies. Since its formation Captex has had limited finances and no material assets or liabilities. Under the terms of the Merger the outstanding assets and liabilities of Captex were assumed by Subco. The Company is not obligated to pay any outstanding liabilities of Captex as a result of the Merger.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a)     CRITERIA FOR MERGER

     The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Captex and the Company.

     In evaluating the Acquisition, Captex used criteria such as the value of assets of the Company, the Company's anticipated operations and acquisitions, material contracts, business name and reputation, quality of management, and current and anticipated operations. Captex determined that the consideration for the Merger was reasonable. In evaluating Captex, the Company placed a primary emphasis on Captex's status as a reporting company under Section 12(g) of the 1934 Act, as amended, and Captex's facilitation of the Company becoming a reporting company under the 1934 Act.

     In acquiring all of the outstanding shares of common stock of Captex, being 5,000,000 common shares from the shareholders thereof the Company issued from its treasury an aggregate of 888,050 Pre Forward Split shares of common stock of the Company for the deemed value of the par value of each common share of the Company being $0.15 per common share and $0.03 per common share of Captex. In addition the Company issued 125,000 Pre Forward Split shares to Penn Capital Canada Ltd. of Vancouver BC, Canada for providing services with respect to the Merger and being financially responsible for all relevant consulting, legal fees and other professional fees associated with the Merger being fees of approximately $100,000.


Page5

(b)     CORPORATE HISTORY OF THE COMPANY

     The Company was incorporated in Korea on March 7, 1996. The Company is in the business of software development. From 1996 to 1998, the Company focused on enterprise resource planning. In late 1996, the Company expanded its software development operations to include developing biometric software focusing on image and face recognition. In 1997 the Company developed the basic module of face recognition software known as Automatic Detecting, Tracking, Recognizing And Action-command generating software or "ADTRASS". ADTRASS software has the ability to identify and track the movement of a person's face or image. The Company exhibited the ADTRASS software at the COMDEX show in Las Vegas in the fall of 1998. In 1998 the Company obtained ISO 9001 Certification from SGS International Certification Services,Inc. and started developing camera applications for the ADTRASS software. The International Organization for Standardization (ISO) is a worldwide federation of national standards bodies from 130 countries. The ISO 9001 Standard comprises of documented agreements containing technical specifications or other precise criteria to be used consistently as rules, guidelines, or definitions of characteristics, to ensure that materials, products, processes and services are fit for their purpose.

     In 1998 the Company discontinued some software development projects and concentrated its efforts in developing software for a pan/tilt camera. In 1999 the Company introduced the first working unit of a pan/tilt, automatic motion tracking camera that incorporated biometric features, to the COMDEX show in Las Vegas, Nevada and the CEBIT 2000 show in Hanover, Germany. After these two major exhibitions, the Company started preparation for final development and the mass production of the pan/tilt camera which included such key features as automatic motion tracking, face tracking, face recognition and controllability via the internet.
The Company's first commercial product, the "SmileCAM-CCD" was formally launched at the COMDEX show in the fall of 2000.

     While the Company was developing the first working unit of the pan/tilt camera it continued in 1999 and 2000 to provide maintenance and upgrading services, on a declining basis, to its existing cliental. These services were terminated by the Company in 2001. All revenues generated by the Company during this period arose from providing these services. As a result of the decrease in sales the Company has had to rely on private financings to fund the development of the Company's new products.

     On December 23, 2000 the Company forward split all of its outstanding common shares, being 264,811 shares, on the basis of 25 new shares of common stock of the Company for each issued share of common stock of the Company (the "Forward Split") resulting in a total of 6,620,275 shares being issued and outstanding.

Business of the Company

     The Company designs, develops and markets biometric and security solutions for personal computers, communication devices, video surveillance systems, access control systems and other security-oriented systems using its patented core software, ADTRASS, as well as pan/tilt camera control mechatronics, motion tracking software, and internet-based application software.

     The Company intends to provide the rapidly growing security market with camera products which have differentiated, competitive functions such as automatic motion detecting and tracking, camera control via the internet, and fast pan/tilt control mechanism. SmileCAM-CCD, the Company's first product, is a small, low cost, computer controlled, motorized pan/tilt video camera that offers motion tracking and remote control functionality. It can be used for video surveillance applications and provide real time video over the Internet as well. The lens of the SmileCAM-CCD was engineered to be panned both left and right and up and down by clicking the local or remote video screen or by operating arrow keys on the keyboard. This camera is capable of providing wide area video surveillance in real time.

     From January to May 2001, the Company was involved in analyzing the improvement needs of 200 sample SmileCAM-CCDs sold to companies evaluating the SmileCam-CCD for their own purposes, including possible distribution. Since June 2001 the Company has sold 1,800 SmileCAM-CCDs for total proceeds of $321,396.

     The Company's second product, the SmileCAM-USB, has the same mechanical features as the SmileCAM-CCD. However, it comes with an USB port that enables plug and play capability, which allows the camera to be installed automatically via the Windows operating system. The end-user can easily install and use it without a video capture card due to its USB parallel port connection. Similar to SmileCAM-CCD, this product is applicable to video conferencing, chatting and surveillance. The Company produced 200 SmileCAM-USB(SU-320) in a pilot production in the spring of 2001 and identified the need to improve the picture quality of the SmileCAM-USB . With the needed improvements made to the SmileCAM-USB the Company will commence commercial production once its receives sufficient orders. The Company is currently in preliminary discussions regarding potential direct sales contracts for the SimleCAM-USB with a number of companies in the United States and Europe.

     The Company is currently completing the development of a third product, the AiroCAM, which is designed to apply the ADTRASS technology. This is a pan/tilt/zoom camera that is embedded with the ADTRASS proprietary biometric face and iris recognition software. This software enables the camera to search, recognize, detect, and track a person's face. If the facial features are within certain preset parameters (which can be adjusted according to the circumstances), then the camera will automatically zoom in on the person's face and through the use of the iris recognition software, make a more accurate identification of the person. The Company estimates the AiroCAM will be ready for commercial production in October 2001.

     Biometrics is the science of identifying an individual through his/her own unique personal physiology. Examples of the range of biometric-based products are fingerprint readers, hand geometry, eye
(iris) scanners and face-recognition products. The Company has been focusing on iris and face recognition technology as well as motion tracking software for its pan/tilt cameras. Among all the biometric technologies, only the face and iris technologies can perform biometric recognition at a distance. In the other types of biometrics such as fingerprint, vein, signature, hand geometry, etc., recognition can only occur by contacting a part of a person's the body to a scanner.

     It is the intention of the Company to develop strategic sales partner relationships with original equipment manufacturers ("OEMs"), Value Added Resellers ("VARs"), and system integrators. The Company intends to assist its strategic partners in developing new applications for such products as personal identification systems, medical imaging devices, machine control systems, automotive applications and videophones for their respective customers.

    The Company finalized an agreement with Hotguard.com,a French company, to be the key distributor of SmileCam-USB and CCD for Europe on August 13, 2001. The contract contains minimum purchase terms of 22,000 SmileCAM-CCD and SmileCAM-USB units for the first year of the contract. The contract is for an initial period of one year with automatic extension for successive one (1) year periods of time unless a notice of intention to finally terminate is given in writing by one party to the other.

    Major terms of the contract are as follows.

Minimum Purchase Quantity

PRODUCTS                  FIRST    SECOND   THIRD   FOURTH     TOTAL
                          QUARTER  QUARTER  QUARTER QUARTER    QUANTITY
SmileCAM-CCD &
USB(PST-320 / SU-320)     2,000     4,000    7,000   9,000       22,000
TOTAL                     2,000     4,000    7,000   9,000       22,000

Contracted Price

ITEM                           Q'TY              UNIT PRICE
SmileCAM-CCD(PST-320)          1 unit              USD125
SmileCAM-USB(SU-320)           1 unit              USD74.5
Video Capture Card             1 EA                USD35


     On February 1, 2001 BT Japan Ltd. was appointed as a non-exclusive distributor of the Company's SmileCAM-CCD for Japan for a period expiring on July 31st 2002 with a 1 year renewal right. Major terms of this agreement are as follows:

Accumulative number of     12 to 499   500 to 2000  2000 to 3000  More than
Units                                                                  3000
 Unit Price                US$179.00    US$172.00    US$169.40    US$166.85

     The Company designs and manufactures its own patented motorized video camera system. As a result, unlike competitive motorized camera systems that require multiple parts to achieve the same functions, the Company can integrate all motorized camera functions into one small device. As a result, the Company believes that it will be able to supply the market with fully integrated, motorized pan/tilt video cameras at a lower cost. The Company believes its products will offer competitive advantages that will allow its customers to design security and monitoring systems that are lower in cost, smaller in size, lighter in weight, consume less power, and are more reliable and more easily integrated with other security systems currently available.

     The Company also intends to continue to promote third-party development of software applications for its products through partnership programs with independent software developers. The Company expects to actively seek to encourage VARs, OEMs and Internet hosting and application service providers ("ASPs") to add value to the Company's products by modifying its products to meet specific customer needs.

Offices of the Company

The Company's offices are located:

Korean Corporate Office:     Buchon Technopark, 103-608, Samjung-dong,
                             Ojung-gu, Buchon City, Kyonggi-do,
                             Republic of Korea
                             (Zip Code: 421-150)
                             Tel No.: 82-32-2342000
                             Fax No.: 82-32-2342020
                             Korean Office Space: 5,359.71 square feet

Korean Factory:              (Same address as Korean Corporate Office)
                             Tel No. and Fax No.: (Same as for Korean
                             Corporate Office)

                             Factory space: 7,965.04 square feet

The Company is the owner of both premises.

The Company opened a representative office in the State of California on February 1, 2001.

U.S. Corporate Office:       Sintec Biometrics, Inc.
                             3435 Wilshire Blvd.,
                             Suite 2450, Los Angeles, CA 90010
                             TEL No.: (213) 251-5470
                             FAX No.: (213) 251-5471

                             Office space: 500 square feet

The Company leases the offices on a month to month basis for $500.00 per month

Employees of the Company

     As of May 8, 2001, the Company had 20 employees.  From time
To time, the Company uses the services of independent contractors and consultants to support product research and development, marketing, sales and business development. Currently the Company does not utilize the services of any part-time or full-time consultants.

     The Company currently has one employee for its United States operations. It intends to hire 2 additional employees in the near future. Furthermore, the Company plans to add 48 new employees in Korea when it commences full scale production of its SmileCam products. It is anticipated that the training period for new Korean employees will take approximately one week.

Assembly, Installation and Maintenance

     The Company's products will be assembled from purchased components at its facility in Buchon City, Kyonggi-do, Korea. The Company estimate that the time required for product delivery will average approximately five (5) weeks from the date a purchase order is received.

     Most of the components which comprise the Company's products are readily available from outside suppliers. Other components have been designed by the Company and/or are custom manufactured to its specifications. The Company will test and inspect incoming parts and components. While certain components to be used in the manufacturing of the Company's products will be supplied by a single vendor to obtain volume economies secondary sources are readily available in the event of delays in shipment.

Products of the Company

SmileCAM

     The SmileCAM is a small, low cost, computer controlled, motorized pan/tilt video camera with advanced image processing for personal computers, Internet appliances, and remote security systems.

Key features of SmileCAM:

-     automatic motion tracking;
- camera control (both local and remote) over Internet by the customer just clicking the mouse on his computer;
-     provides clear high quality digital video;
-     high speed pan/tilt function (90 degrees per second);
- with free, bundled SmileNET software, a purchaser can enjoy video conferencing, video chatting, and video surveillance anywhere in the world with an Internet hookup.

SmileCAM Specifications:

-     Video Signal:          NTSC/PAL
-     Image Sensor:          Color CCD 1/3" format
-     Effective Pixel:       NTSC 290K / PAL 320K
-     Pan:                   +180E, 90E/sec
-     Tilt:                  +60E, 90E/sec
-     Weight:                250g
-     Size (W x D x H):      110mm x 109mm x 110mm
-     Input Power:           9V DC, 500mA

The Company commenced initial production of this model in April 2001.

SmileNET

     SmileNET is bundled, free software that comes with the SmileCAM package. The customer can enjoy vivid video conferencing and chatting with SmileCAM and SmileNET by connecting to a personal computer or by a personal computer server to a personal computer connection. Both local and remote cameras can be controlled by clicking on the video screen or using the keyboard arrow keys during conferencing or chatting.

     By choosing the advanced biometric auto-tracking icon, SmileCAM will automatically center the customer and his conference partner's face on the video screen. Other software the Company provides in the SmileCAM package includes the SmileCAM controller and smilecontrol.ocx, which allows software developers to integrate advanced features of SmileCAM with their own applications.

SmileCAM-USB

	The Company's second product, the SmileCAM-USB, has the same mechanical features as the SmileCAM-CCD. However, it comes with an USB port that enables plug and play capability, which allows the camera to be installed automatically via the Windows operating system. The end-user can easily install and use it without a video capture card due to its USB parallel port connection. Similar to SmileCAM-CCD, this product is applicable to video conferencing, chatting and surveillance. The Company produced 200 SmileCAM-USB(SU-320) in a pilot production in the spring of 2001 and identified the need to improve the picture quality of the SmileCAM-USB . With the needed improvements made to the SmileCAM-USB the Company will commence commercial production once its receives sufficient orders. The Company is currently in preliminary discussions regarding potential direct sales contracts for the SimleCAM-USB with a number of companies in the United States and Europe.


New Products of the Company

     The Company continually makes enhancements and improvements to its products and is in the process of developing new products for the market place.

AiroCAM

     The AiroCAM is a camera with high speed, pan/tilt/zoom functions which incorporates the Company's face and iris recognition software module. It is expected that this product will have applications in various biometric security markets, including access control, intelligent surveillance systems, criminal justice, visual inspection, and fraud prevention. While the Company anticipates finalizing the hardware for the AiroCAM by the third quarter of 2001 there can be no assurances that the Company will meet that timetable nor that the AiroCAM will ever be brought to market.

Proprietary Technology

     The Company has three registered and four service marks pending, eighteen registered and 5 trade names pending at the Korea Industrial Property Office. The Company believes that Korean intellectual property laws and regulations afford owners of intellectual property protections similar to those enjoyed by owners of intellectual property in the United States. Korean intellectual property laws were amended at the end of 1995 to harmonize them with the Trade-Related Aspects of Intellectual Property Rights Agreement. In addition the Company has filed trade mark applications in the United States, China, Taiwan, Japan, Germany and England.

     The Company relies on a combination of patent and trade secrets to establish and protect proprietary rights in its products. In order to protect and support current and future development of the its products the Company has made the following patent applications:

Application No.          Date       Applied Country    Title Invention
                                                       /Trademark

10-1999-0019229          99/05/27   Korea           USB HUB
                                                    Apparatus of

10-1999-0022940          99/06/18   USA, England,   Method Apparatus of
                                    Germany, Japan, Controlling
                                    China, Taiwan   Pan/Tilt Camera

10-1999-0027688          99/07/09   Korea           Method & Apparatus
                                                    of Tracking by
                                                    Image Recognition

10-1999-0027690          99/07/09   USA, England,   Pan/Tilt Camera
                                    German, Japan,
                                    China, Taiwan

10-1999-0032134          99/08/05   Korea           Method of
                                                    Controlling
                                                    Pan/Tilt Camera

10-1999-0035698          99/08/26   Korea           Method Apparatus of
                                                    Access Control by
                                                    Biometric


10-1999-0039323          99/09/14     Korea         Apparatus Control-
                                                    Method of VideoGame

10-1999-0021715          99/06/11     USA, England, Method/Apparatus of
                                      Germany,Japan Face-Photographing
                                      China, Taiwan /Recognizing by an
                                                    Equipment of
                                                    Automatic Skin
                                                    Colour and Movement
                                                    Tracing

10/1999-0045407          99/10/19     USA, England, Method/Apparatus
                                      Germany,Japan for Photographing
                                      China, Taiwan Recognizing

     The Company believes that the ownership of patents will be a significant factor in its business. However the success of the Company will depend primarily on the innovative skills, technical competence and marketing abilities of its personal. In addition, there can be no assurances that the Company's current and future patent applications will be granted, or if granted, that the claims covered by the patents will not be reduced from those included in the Company's original application.

     Claims by third parties that the Company's current or future products infringe upon their intellectual property rights may have a material adverse effect on the Company. Intellectual property litigation is complex, expensive and the outcome is difficult to predict. Any future litigation, regardless of outcome, may result in substantial expense to the Company and significant diversion of the Company's management and technical personal.

Markets

Industry Background

The following table indicates the Company's target markets for the SmileCAM and AiroCAM products:

Product                 Target Market             Product  Features

SmileCAM-USB            -Personal Computer        -high speed pan/tilt
                                                   control via Internet
                         Cameras for:
                        -video communication
                        -video surveillance       -plug/play capability

SmileCAM-CCD            -security equipment       -high speed pan/tilt
                         market:                   control via Internet
                        -CCTV (closed caption
                         television)
                        -CCD Camera (charged-     -high resolution
                         coupled device)

AiroCAM *               -Biometric equipment      -face/iris
                                                   recognition
                         for security market:      software with high
                        -access control            recognition rate
                        -one-to-one, or one-to-   -high speed pan /tilt
                         many searches             /zoom camera
                        -criminal justice          mechtronics
                        -identity authentication

*AiroCAM: The Company has finished the software (face & iris recognition) and now is finalizing the hardware device which will be integrated as one system by the 3rd quarter of 2001.

Personal Computer Camera Market

     According to a March 1999 research report "Video Conferencing and the Market for PC Cameras" by Cahners In-Stat Group ("In-Stat"), a market research company, the size of the world Personal Computer ("PC") Camera market was 1.3 million units in 1998. In-Stat estimates that the market grew to 2.35 million units in 1999, and will reach 17 million units by the year 2003.

     According to a Dec 20, 1999 independent report by Info Trends Research Group, the North American market for PC cameras is expected to reach 38 million units by 2003, with an average annual growth rate of 110%.

     The market distribution of the PC Camera is similar to most other computer products. The United States has maintained the leading position in the PC Camera market and, in 1998, represented nearly 60% of the market. The European and Japanese markets only began to show clear growth in 1999. By 2002, In-Stat predicts that as the other parts of the world catch up, the United States will represent less than 50% of the world market for PC Cameras. The Company intends to sell its products world-wide to take advantage of the expanding market outside of the United States. The Company anticipates positioning itself to take advantage of the increased demand for PC cameras by developing relationships with manufactures, value added resellers and distributors in other countries as well as the United States.

Video Surveillance Market

     According to the Freedonia Group, an international business research company based in Cleveland, Ohio, the closed caption television ("CCTV") industry has been used as a tool for non-security purposes such as training, traffic control and production monitoring in the past two years.

     In 1980, CCTV appealed primarily to banks and large retailers and generated US$117 million dollars in sales. By 1990, the market had more than doubled to US$282 million, prices were lower, and colour was being introduced. By 2000, new products such as digital signal processing cameras, direct-to-disk digital recorders, and digital transmission equipment were being introduced, and "camera on a chip" ("CMOS chips") emerged as a major competitor to CCD cameras (charged-coupled device). In a report that was released in August 1998 entitled "Security Surveillance & Monitoring Systems To 2002", US shipments of surveillance and monitoring systems will grow eight percent per year.

     According to Frost & Sullivan's recent independent United States Physical Security Equipment Market Report dated January 10, 2000, the compound annual growth rate for electronic access controls at 11.4% is the highest average of the products in the perimeter, interior and electronic access control product segments.

     With 10-year (1995 - 2005) revenue studies of the related product segments, security products such as CCTV cameras and monitors, dual technology sensors, microwave sensors, magnetic sensors, magnetic contacts and glass break sensors are defined as "interior" security products. This segment ranks second in compound annual growth rate at 11.1%.

     The Company intends to provide the rapidly growing security market with its current products and the AiroCam, when development has been completed.

Biometric Market

     Biometrics is the use of unique physiological traits or behaviours to distinguish one person from another. The industry began with forensic applications which used fingerprints for law enforcement and government security applications According to a Lehman Brothers 1999 Study, the biometrics market is expected to grow 30-35% annually to reach $400 million by 2005. (Lehman Brothers 1999 Security Industry Overview; March 30, 1999). The biometrics industry can be divided into the following major types: face recognition, hand geometry, iris/retina scanning, voice print, signature recognition and fingerprint scanning.

     As cited from International Biometric Group's ("IBG") Biometric Market Report 1999, total revenue for the biometric market was estimated to be $58.4 million. Face and iris recognition technology comprised of 15% and 9%, or $8.75 million and $5.25 million, respectively, of the total biometric market. Total revenue for the biometric market is projected to increase to $594 million in 2003.

     The Company has focused its efforts on developing face recognition software and camera solutions applicable to facial recognition technology. The Company's biometric solutions can be applied to many areas of the security market, especially in the access control product market. The Company, like most biometric companies, believes its solutions such as the SmileCAM-CCD and AiroCam, which aims at the CCTV market, will replace existing electronic access control products or solutions.

     In 2000, the Company reached an agreement in principal with Eyecheck Corp., a Korean company, on the exclusive right to use an iris recognition algorithm software and any enhanced versions of that solution for a period of 5 years.
The Company is currently negotiating the licensing fee with Eyecheck Corp.
and anticipates it will pay a royalty of approximately 5% of the sale price of the AiroCAM product which will use the iris recognition algorithm software.

Marketing Strategy

     It is the intention of the Company to develop relationships with original equipment manufacturers ("OEMs"), Value Added Resellers ("VARs"), and system integrators (collectively "Channel or Strategic Partners") as a cornerstone of its marketing strategy. Strategic Partner is a term commonly used in the computer industry that refers to a company that integrates another Company's products with their own products or services and sells it to the end user. To-date, the Company has not established any key strategic relationships, however, it anticipates that these relationships will be formalized in the second half of 2001 as the Company develops its sales organization.

Customers

     The Company anticipates that its direct customers will include regional and national security systems companies, VARs, OEMs and Internet ASPs in the United States. The Company's indirect customers will initially be composed of small to medium-sized security organizations. With respect to both the direct and indirect sales, the Company predicts that customers will buy its products for a single location, department or division, and then expand the use of the Company's products into other parts of their organizations.

Distribution

         The Company finalized an agreement with Hotguard.com,a French company, to be the key distributor of SmileCam-USB and CCD for Europe on August 13, 2001. The contract contains minimum purchase terms of 22,000 SmileCAM-CCD and SmileCAM-USB units for the first year of the contract. The contract is for an initial period of one year with automatic extension for successive one (1) year periods of time unless a notice of intention to finally terminate is given in writing by one party to the other. Major terms of the contract are as follows.

Minimum Purchase Quantity

Minimum Purchase Quantity

PRODUCTS                  FIRST    SECOND   THIRD   FOURTH     TOTAL
                          QUARTER  QUARTER  QUARTER QUARTER    QUANTITY
SmileCAM-CCD &
USB(PST-320 / SU-320)     2,000     4,000    7,000   9,000       22,000
TOTAL                     2,000     4,000    7,000   9,000       22,000

Contracted Price

ITEM                           Q'TY              UNIT PRICE
SmileCAM-CCD(PST-320)          1 unit              USD125
SmileCAM-USB(SU-320)           1 unit              USD74.5
Video Capture Card             1 EA                USD35


     On February 1, 2001 BT Japan Ltd. was appointed as a non-exclusive distributor of the Company's SmileCAM-CCD for Japan for a period expiring on July 31st 2002 with a 1 year renewal right. Major terms of this agreement are as follows:

Accumulative number of     12 to 499   500 to 2000  2000 to 3000  More than
Units                                                                  3000
 Unit Price                US$179.00    US$172.00    US$169.40    US$166.85


Sales and Marketing

	The Company intends to sell its products through its direct sales representatives and secondarily, through its Channel Partners. The Company's direct sales and marketing efforts will focus on establishing relationships with regional and national security systems companies, as well as with various Channel Partners in Asia, Europe and the United States.

     Several companies are currently involved in projects involving product evaluation of the Company's products. These companies, including a webcasting solution provider, an international cosmetic group, and a number of major multiplexor and modem manufacturers, are evaluating the Company's products for their own purposes, including possible distribution and integration with their own products.


Direct Sales

     The primary function of the Company's direct sales force will be to generate demand for the products that are fulfilled either directly by the Company or through its Channel Partners.

     The Company will encourage its direct sales staff to work with its key customer group, namely, security systems companies, and Channel Partners, regardless of whether the end customer ultimately purchases the product directly from the Company or through one of its Channel Partners. The Company believes that a direct sales force will enable it to achieve better control over the sales process and respond more rapidly to customer needs. The Company has recently opened a sales office in California with one employee and intends to hire 2 additional employees to man this office.

     The Company plans on opening sales offices in Europe and Asia after it establishes a North American sales organization. This expansion is anticipated to commence in 2002.

Channel Partners

It is the intention of the Company to develop relationships with original equipment manufacturers ("OEMs"), Value Added Resellers ("VARs"), and system integrators (collectively "Channel or Strategic Partners") as a cornerstone of its marketing strategy. Strategic Partner is a term commonly used in the computer industry that refers to a company that integrates another company's products with their own products or services and sells it to the end user.

To-date, the Company has not established any key strategic partner relationships, however, it anticipates that these relationships will be formalized in the second half of 2001 as the Company develops its sales organization. When the Company's market matures, the Company intends to develop a multi-tier sales channel that is comprised of distributors, resellers and system integrators. The Company believes that as the market matures, sales through channel partners will represent an increasing percentage of its sales as channel partners integrate the Company's products with their own products or services.

     The Company intends to assist its strategic partners in developing new applications for such products as personal identification systems, medical imaging devices, machine control systems, automotive applications and videophones for their respective customers.

     The Company believes that through establishing several channels, it will be able to pursue a number of vertical markets. A vertical market is any market segment that has particular products, services, distribution, manufacturing processes and other aspects which are different from other market segments. These vertical markets include criminal justice organizations, medical imaging devices, closed caption television, and video surveillance.

Original Equipment Manufacturer Relationships

     The Company intends to aggressively pursue Original Equipment Manufacturer ("OEM") relationships. As part of these relationships, the Company will design and manufacture products that are customized to meet the end users' needs and which are branded and sold under that company's label. The Company plans to expand the selling efforts through OEM relationships and is currently evaluating opportunities in this area.

Marketing Programs

     When finances are available, the Company intends to support its sales organization and distribution channels to devote significant resources to the building and launching of a series of marketing campaigns. These marketing efforts will include a number of programs, such as seminars, industry trade shows, mailings to resellers, analyst and press tours, print and online advertising, and other public relations activities. The Company believes these marketing programs will increase awareness of the Company's brand.

Customer Support

     The Company believes that high quality customer service and support is critical to the successful marketing of its products. The Company intends to develop a comprehensive service and support organization to manage customer accounts. The Company has recently set up a sales office in California which will take the role of facilitating the marketing in the US of the Company's products and to act as a service support center as well. The Company anticipates it will provide support for its products and services primarily from its United States location, but the Company also plans to establish additional service and support sites internationally to meet customer needs. For other regions, the Company intends to incorporate in its distributorship agreements an obligation on the distributor to provide a limited support function to the end user.

     The Company's products are designed to be deployed quickly and effectively by its customers with minimal technical support. The Company intends to offer various levels of service and support programs to meet pre and post-scale technical requirements. The Company intends to offer extended warranties, advanced product replacement, trouble shooting assistance by telephone and electronic mail and other support functions and services. The Company will vary the price of services accordingly to the level of support selected by the customer. The Company will also offer a variety of services specifically tailored for security systems companies, VARs, OEMs, Internet ASPs and resellers that provide immediate access to the latest support information, white papers and answers to frequently asked questions.

Competition

     Each of the identified markets in which the Company intends to sell its products are fragmented and highly competitive. The barriers to entry are not considered to be very high in the PC camera and video surveillance markets since almost every PC camera or CCTV camera manufacturer uses the image sensor module which can be obtained through outsourcing. However, in the biometric market, the barrier to entry is very high because the core biometric technology can not be easily acquired or developed.

     Many of the Company's competitors have greater financial, marketing, distribution and technical resources than the Company. The Company believes that the ease of use, the uniqueness of the products and the potential patented technology are positive factors that enhance its competitive position. The success of the Company will be dependant on its ability to compete with these competitors on both a quality and cost-effective basis and there is no assurance that the Company will be successful in that competition.

Competition in Facial and Iris Recognition Markets

     The following table indicates the Company's major competitors in the facial and iris recognition markets:

Vendor     Product           Technology            Current
           Availability                            Implementations


BioID      BioID             Eigenface/neural      -limited IT security
(USA)      Client/Server     network: images        rollouts in SE Asia
                             complied into         -software bundled
                             single reference       with PC cameras
                             face

eTrue      TrueFace for      Neural network        -distributed in
(formerly  Web, Network,                            facial- recognition
Miros)     PC, NT,                                  ATM's
(USA)      Database                                -airport baggage
                                                    identification
                                                   -component of NT-
                                                    based software
								    suites
Viisage    Viisage Gallery   Eigenfaces-           -driver's license
(USA)      (including C++                           applications
           DLL)                                    -many gaming
                                                    surveillance
                                                    applications


Visionics  FaceIt DB         local feature         -surveillance
(USA)      evalFaceIt NT,    analysis               applications
  C++ SDK                                          -drivers license
                                                    applications
           Identification                          -component of NT-
           and Verification                         based software
           SDK 						    suites


Iridian+   Iriscan           Proprietary           -Licenses its core
(USA)      recognition       technology             technology to many
           technology                               companies



SINTEC     ADTRAAS S/W       Feature analysis       -surveillance &
(Korea)    & AiroCAM*        and vector              search camera
                             algorithm, Face         system with
                             tracking                facial-scan
                                                     software

-Multi-biometric
                                                     face and iris
                                                     recognition with
                                                     interactive
                                                     camera system

Notes:

Eigenface: A technology developed by Messrs Sirovich and Kirby from Massachusetts Institute of Technology which utilizes two dimensional, global grayscale images representing distinctive characteristics of a face image. Variations of Eigenface are frequently used as the basis of other face recognition methods.

Neural Network: It is a face recognition method which has been applied in a various fields. Neural networks employ an algorithm to determine the similarity of the unique global features of live versus enrolled or reference faces, using as much of the facial image as possible. An incorrect vote, i.e. a false match, prompts the matching algorithm to modify the weight it gives to certain facial features. This method, theoretically, leads to an increased ability to identify faces in difficult conditions. As with all primary technologies, neural network facial recognition can do one-to-one or one-to-many.

*AiroCAM: The Company has finished the software (face & iris recognition) and now is finalizing the hardware device, which will be integrated into one system in the 3rd quarter of 2001.

Competitors in Pan/Tilt cameras

     The pan/tilt part of the camera market in which the Company competes is very competitive with many companies having greater financial and technical resources than the Company. The following table shows several camera products that are representative of the PC camera and surveillance markets as a whole that compete with the SmileCAM (upright cameras only).

Vendor          Product Name     End-user price      Key Features
                                 in United States

Surveyor        TransitRCM       $320                -Closed-loop servo
Corporation     (Robotic         (mount only)         control for fast
(USA)           Camera                                accurate camera
                Mounts)                               positioning
                                                     -Similar mechanism
                                                      to the SmileCAM-
                                                      CCD-May be used
                                                      with other PC
                                                      cameras

SONY            EVI-G20,21       $1,200~1,400        -Compact video
(Japan)                                               camera with
   									pan/tilt and zoom
                                                     -High speed direct
                                                      drive pan/tilt
									mechanism

SONY            EVI-D30,31       $900~1,200          -High speed
Pan/tilt
(Japan)                                              -x 12 optical zoom
                                                      auto-focus
                                                     -Auto tracking,
                                                      motion detector


Canon           VC-C3,4          $1,045 -1,495       -High speed pan
(Japan)                                               tilt and zoom
                                                     -Motion detecting


SINTEC          SmileCAM         $295                -High speed pan
(Korea)        -CCD & USB                             tilt
-Auto motion
tracking


The SmileCAM-CCD is a motorized pan/tilt camera with image processing for personal computers, Internet appliances, and remote security systems. It is quite different from most existing PC cameras, which are fixed mounted to the PC. Most pan/ tilt cameras in the market use an existing CCD camera and simple mechanical mount. The cameras from Sony and Canon offer high-speed controllability and high quality images for the CCD camera market as well as auto focus and 10x to 16x power zooming functions. While the Surveyor's product can be controlled right and left and up and down its control mount is not integrated with the camera.

Competitive Advantages

     The Company designs and manufactures its own patented motorized video camera system. As a result, unlike competitive motorized camera systems which require multiple parts to achieve the same functions, the Company has been able to integrate all motorized camera functions into one small device. As a result, the Company believes that it will be able to offer the lowest cost and most highly integrated and motorized pan/tilt video camera available. The Company believes its products will offer competitive advantages that will allow its customers to design security and monitoring systems that are lower in cost, smaller in size, lighter in weight, consume less power, are more reliable and more easily integrated with other security systems currently available. An additional positive factor is the ability to access and control the Company's camera products over the Internet. The Company believes that the price of its products coupled with their unique features will allow it to compete against much larger and better financed competitors.

     The Company believes there is no other company that has integrated biometric software with hardware technology such as the Company's patented tilt/zoom/tracking or the plug and play features offered in its cameras.

(c)   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
      CONDITION AND RESULTS OF OPERATIONS

     The Company was incorporated in Korea on March 7, 1996. The Company is in the business of software development. From 1996 to 1998, the Company focused on enterprise resource planning. In 1998, the Company expanded its software development operations to include developing biometric software focusing on image and face recognition. In 1998 the Company discontinued some software development projects and concentrated it efforts in developing software for pan/tilt camera In 1999 the Company introduced the first working unit of a pan/tilt, automatic motion tracking camera that incorporated biometric features, to the COMDEX show in the US and the CEBIT 2000 show in Hanover, Germany. After these two major exhibitions, the Company started preparation for final development and the mass production of the pan/tilt camera which included such key features as automatic motion tracking, face tracking, face recognition and controllability via the internet. The Company's first commercial product, the SmileCAM-CCD was formally launched at the COMDEX show in the fall of 2000.

Results of Operations

	Year comparison 2000 to 1999

	The Company spent $370,319 on research and development in the year ended December 2000 as compared to $153,269 for the year ended December 31, 1999. This increase was due to the efforts expended by the Company to develop commercial products ready for the market. During the same period advertising increased from $43,029 to $117,530. Total selling, general and administrative expenses increased from $504,828 in the year ended December 31, 1999 to $1,003,013 for the year ended December 31, 2000 due mainly to increases in research and development, travel, advertising costs and wages. Working capital decreased for the period from $378,347 to $240,590. The President of the Company repaid the loans of $575,496 advanced by the Company. During the year ended December 31, 2000 the Company had an accumulated deficit of $1,810,977.

     The operating results for the Company for the period ending December 31, 2000 showed a net loss of $1,190,211 as compared to a loss of $480,339 in 1999.This increase in net loss of approximately $709,872 was due primarily to the expenditure of funds for administrative, research and development and general expenses together with decrease in net sales from 1999 of $116,055 to $61,396 in 2000. Employee salaries increased to $141,258; commissions and advertising expenses increased to $58,380 and $117,530 respectively.

     While the Company was developing the first working unit of the pan/tilt camera it continued to provide maintenance and upgrading services, on a declining basis, to its existing cliental in 1999 and 2000. These services were terminated by the Company in 2001. All revenues generated by the Company during this period came from providing these services. As a result of the decrease in sales the Company has had to rely on private financings to fund the development of its new products. The Company is not currently realizing any significant revenue from operations but expects sales in the latter part of 2001 to increase as a result of the start of commercial production of the SmileCAM-DDC units.

Year comparison 1999 to 1998

     The Company spent $153,269 on research and development in the year ended December 1999 as compared to $38,433 for the year ended December 31, 1998. This increase was due to the efforts expended by the Company to develop commercial products ready for the market. During the same period advertising increased from $12,202 to $43,029. Total selling, general and administrative expenses increased from $375, 697 in the year ended December 31, 1998 to $504,828 for the year ended December 31, 1999 due mainly to increases in research and development, advertising costs and commissions. The Company's loans to the President of the Company increased from $520,283 in the year ended December 31, 1998 to $575,496 in the year ended December 31, 1999. The loans to the President of the Company were interest free and repayable on demand. Working capital increased for the period from $24,619 to $378,347. During the year ended December 31, 1999 the Company had an accumulated deficit of $620,766.

     The operating results for the Company for the period ending
December 31, 1999 showed a net loss of $480,339 as compared to a loss of $159,215 in 1998. This increase in net loss of approximately $321,124 was due primarily to increased expenditures for administrative, research and development and general expenses together with decrease in net sales from 1998 of $715,948 to $116,055 in 1999. This decrease in sales was a result of the Company discontinuing its efforts in certain software development projects and focusing on different products.

Liquidity and Capital Resources

     Since inception, the Company's capital resources have been limited. The Company's capital resources have mainly been derived from cash flows generated from the sale of the Company's common stock. As at December 31, 1998 the Company had working capital of approximately $24,619. In August 1999 the Company raised $185,994 by way of the sale of 17,720 Pre Forward Split Shares of the Company. In November and December 1999 it raised an additional $314,295 and $378,033 respectively by way of the sale of a total of 113,141 Pre Forward Split shares of the Company. In December 2000 the Company raised an additional $645,000 through the sale of 28,000 Pre Forward Split shares of the Company. As of December 31, 2000 the Company had working capital of $240,590.

     Since the Company does not currently have sufficient revenue to finance its operations, the Company must continue to rely upon equity and debt financing. The Company will require additional cash of approximately 2.7 million dollars within the next 12 months. The Company anticipates raising such additional capital through public or private financings, as well as through loans and other resources. The Company expects to increase the number of its employees in Korea by 48 employees as it ramps up its production to full scale operation. The Company anticipates that it will continue with ongoing product research and development of the AiroCAM. As a result, the Company will have to raise additional funds in order to accomplish the forgoing. There can be no assurances that any financings, whether debt or equity, will always be available to the Company in the amount required any particular time or for any particular period, or if available, that it can be obtained on terms satisfactory to the Company. The Company has no arrangements with its officers, directors or affiliates to provide liquidity to the Company.


Fiscal Years ending December 31, 2000, 1999 and 1998

     Cash flow from operations did not satisfy all of the Company's operational requirements and cash commitments. At the end of its fiscal year ending December 31, 1998 the Company had working capital of $24,619. During 1999 the Company raised on three separate occasions a total of $867,989, by way of the sale of 130,861 Pre Forward Split shares. On August 27, 1999 the Company sold 17,720 of its Pre Forward Split common stock for total gross proceeds of $185,994 to 56 residents of Korea of which 164 Pre Forward Split shares were sold to 3 affiliates of the Company. On November 10, 1999 the Company sold 29,760 of its Pre Forward Split shares for total proceeds of $314,295 to 58 residents of Korea of which 7,319 Pre Forward shares were sold to 4 affiliates of the Company. On December 24, 1999 the Company sold 83,381 of its Pre Forward Split shares for total proceeds of $378,033 to 106 residents of Korea of which 12,647 Pre Forward Split shares were sold to affiliates of the Company. At the end of the fiscal year ending December 31, 1999 the Company had working capital of $378,347.

     During 2000 the Company raised on three separate occasions a total of $1,753,844 by issuing to sell 52,750 Pre Forward Split shares. On March 18, 2000 the Company sold 11,700 shares of its Pre Forward Split common stock for total gross proceeds of $523,380 to 101 residents of Korea. On June 14, 2000 the Company sold 13,050 Pre Forward Split shares to 45 residents of Korea. On December 13, 2000 the Company raised an additional $645,000 through the sale of 28,000 Pre Forward Split shares to Burton Mason Venture Capital LLC of Virginia, US. The Company increased its long-term borrowings from $268,840 in 1999 to $706,542 in 2000. At the end of the fiscal year ending December 31, 2000 the Company had working capital of $240,590.

	Subsequent to December 31, 2000 the Company completed the Recent Private Placements of 1,650,584common shares of which 5,624 shares were sold to affiliates of the Company for total proceeds of $1,002,464.

Plan of Operation

     The Company's plan of operation for the year ending December 31, 2001 anticipates increased production of the SmileCAM products in the third quarter of 2001 and accordingly, increasing its employees in Korea to 67 employees. The Company opened a representative office in California on January 1, 2001 with 1 employee and anticipates hiring 2 additional employees to man this office.

      On April 13, 2001 and June 26, 2001 the Company raised an additional $541,953 and $460,511 respectively. These funds will be used to fund the Company's operations for the next 4 months. A portion of these funds will be used to hire additional staff and to continue with its research and development initiatives.

     The Company will also require additional cash of approximately $2.7 million dollars within the next 12 months to implement its business strategies, including cash for (i) payment of increased operating expenses, (ii) commencement of full scale production of the Company's products, (iii) continued research and development and (iv) further implementation of its business strategies. Primary use of proceeds from a capital raising is summarized in the following table.

Acquisition of Building        Technology Research Center and
                               Auxiliary Buildings                    $384,615
                               Plant Building, Incidental
                               Facilities and Warehouse              1,076,923
Additional Machinery and
Facility                       Expansion of Assembly Lines             123,077
                               Automation of Manufacturing
                               Process (for Parts)                     153,846
Research and Development
(Outsourcing)                  Auto Iris, Auto focus module            115,385
                               Auto Zoom module                        153,846
                               Embedded Network Device                  76,923
Research and Development       Development of Iris Recognition
                               Device                                   76,923
                               Development of Multi-biometrics
                               System                                  269,231
Preparation of Mass Production Auto Iris, Auto focus module             76,923
                               Auto Zoom module                        115,385
                               Embedded Network Device                  76,923

The Company anticipates raising such additional capital through public or private financings, as well as through loans and other resources. No assurance can be provided, however, that the Company will have access to the capital markets in the future, or that financing will be available on acceptable terms to satisfy the Company's cash requirements needed to implement the Company's business strategies. The Company's inability to access the capital markets or obtain acceptable financing could have a material adverse effect on the Company's results of operations and financial condition, and could severely threaten the Company's ability to operate as a going concern.

     Sales are budgeted to increase from the start of the year as the SmileCAM-CCD goes into full production and new products come on stream.
The Company is involved in various stages of discussions and product demonstrations involving its SmileCam product with several companies and governments. Companies that are currently involved in product evaluation, for their own account or to act as a distributor, include a webcasting solution provider, an international cosmetic group, and a number of major multiplexor and modem manufacturers.

     It is expected that overhead expenses will continue to rise as the Company puts its existing products into commercial production and as new products are developed. General investment in product development is budgeted to continue at its current rate pending agreement on specific product investments which will be treated as projects external to the current budget.

Forward Looking Statements

     The Company's forecast of the period of time through which the Company's financial resources will be adequate to support the Company's operations is a forward-looking statement that involves risks and uncertainties. Actual results could vary as a result of a number of factors. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objections, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates", or "does not anticipates", "plans", "estimates", or "intends" or stating that certain actions, events or results "may", "could", "would", "might", or "will" be taken, occur or be achieved) are not statements of historical fact and may be "forward looking statements". Such statements are included among other places in the Form 8K, in the sections entitled "Management's Discussion and Analysis", "Plan of Operation", "Business", and "Risks Factors". Forward-Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove to have been correct.

(d)     RISK FACTORS

     For ease of reference the Company has divided the Risk Factors into two (2) distinct categories: Risk Factors associated with the Company and it's Business and Country Risks.

RISK FACTORS ASSOCIATED WITH THE COMPANY AND ITS BUSINESS

     The following risks relate specifically to the Company's business and should be considered carefully. The Company's business, financial condition and results of operations could be materially and adversely affected by any of the following risks. In particular, the Company is a Korean Company and is governed by a legal and regulatory environment which in some respects may differ from that which prevails in other countries.

The Company's limited operating history makes the evaluation of the Company's current business and the forecasting of the Company's future results difficult

	The Company has only a limited operating history on which to base an evaluation of the Company's current business and prospects, each of which should be considered in light of the risks, expenses and problems frequently encountered in the early stages of development of all companies. This limited operating history leads the Company to believe that period-to-period comparisons of its operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance The Company has no record of commercial production, earnings or sales. The Company, therefore, must be considered promotional and in its early formative and development stage. There is no assurance that the Company's products will achieve acceptance in the marketplace on commercially acceptable terms. If revenues do not grow at anticipated rates, the Company's business, results of operations and financial condition would be materially and adversely affected.

The Company's lack of cash flow and additional funding requirements

     The Company has no significant source of operating cash flow. The
Company has limited financial resources. The Company will require within the next 12 months additional cash of approximately $2.7 million dollars to implement its business strategies, including cash for (i) payment of increased operating expenses, (ii) commence full scale production of the Company's products, (iii) continued research and development and (iv) further implementation of those business strategies. Primary use of proceeds from the financings is summarized in the following table.

Acquisition of Building        Technology Research Center and
                               Auxiliary Buildings                    $384,615
                               Plant Building, Incidental
                               Facilities and Warehouse              1,076,923
Additional Machinery and
Facility                       Expansion of Assembly Lines             123,077
                               Automation of Manufacturing
                               Process (for Parts)                     153,846
Research and Development
(Outsourcing)                  Auto Iris, Auto focus module            115,385
                               Auto Zoom module                        153,846
                               Embedded Network Device                  76,923
Research and Development       Development of Iris Recognition
                               Device                                   76,923
                               Development of Multi-biometrics
                               System                                  269,231
Preparation of Mass Production Auto Iris, Auto focus module             76,923
                               Auto Zoom module                        115,385
                               Embedded Network Device                  76,923

The Company anticipates raising such additional capital through public or private financings, as well as through loans and other resources. There is no assurance that the necessary funds would be available to the Company on terms and conditions acceptable to it. Failure to obtain such additional funding could result in delay or indefinite postponement of some or all of the Company's products to the market place or the ability to supply sufficient product to the market place on a continual and profitable basis.

     Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company's current stockholders to experience dilution. Such securities may grant rights, preferences or privileges senior to those of the Company's common stockholders.

The Company does not have any contractual restrictions on the Company's ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants which would restrict the Company's operations.

The Company anticipates that losses may continue

     The Company anticipates incurring losses for the foreseeable future.
As of December 31, 2000 the Company had losses of $1,190,211 and an accumulated deficit of $1,810,977. While the Company was developing the first working unit of the pan/tilt camera in 1998-1999 it continued to provide maintenance and upgrading services, on a declining basis, to its existing cliental in 1999 and 2000. These services were terminated by the Company in 2001. All revenues generated by the Company during this period came from providing these services. As a result of the decrease in sales the Company has had to rely on private financings to fund the development of the Company's new products. As a result of discontinuing these services and concentrating its efforts on the development of the first working unit of the pan/tilt camera the net sales of the Company decreased from $715,948 in 1998, $116,055 in 1999 to $61,396 in 2000.

       The extent of future losses will depend, in part, on the amount of growth in revenues from the Company's services and products. The Company expects that operating costs will increase during the next several years, especially in the areas of sales and marketing, product development and general and administrative expenses as it pursues its business strategy. Thus, the Company will need to generate increased revenues faster than the rate of growth in costs to achieve profitability. To the extent that increases in its operating expenses precede or are not subsequently followed by corresponding increases in revenues, or if it is unable to adjust operating expense levels accordingly, the Company's business, results of operations and financial condition would be materially and adversely affected. There can be no assurance that the Company will sustain profitability or that its operating losses will not increase in the future.


Competition from larger companies

     The industries in which the Company competes are intensely competitive and the Company competes and will compete with companies having greater financial and technical resources. Therefore, to the extent that the Company is able to establish sales, revenues and profits, there is no assurance that it would be able to sustain such sales, revenues and profits. Moreover, although not a major factor today, if and when the Company begins achieving its objectives, larger, better financed companies in peripheral businesses may be attracted to the Company's markets. They may be prepared to spend large sums quickly to develop competitive products and to mount major marketing campaigns.

Need to upgrade products and develop new technologies

     Continued participation by the Company in its market may require the investment of the Company's resources in upgrading of its products and technology for the Company to compete and to meet regulatory and statutory standards. There can be no assurance that such resources will be available to the Company or that the pace of product and technology development established by management will be appropriate to the competitive requirements of the marketplace.

     The Company's success will depend to a substantial degree on its ability to develop and introduce in a timely manner new products and enhancements that meet changing customer requirements and emerging industry standards. The development of new, technologically advanced products and enhancements is a complex and uncertain process requiring high levels of innovation as well as the anticipation of technology and market trends.

The Company currently depends on a limited number of foreign suppliers to manufacture certain key components and these manufactures may not be able to satisfy its requirements that could cause the Company's potential revenues to decline

     The Company currently buys certain key components, including optical lenses, motors, and certain other integrated circuits, from a limited number of suppliers. The Company anticipates that these suppliers will manufacture these key components in sufficient amounts to meet its production requirements. If these suppliers fail to satisfy the Company's requirements on a timely basis and at competitive prices, the Company could suffer manufacturing delays, a possible loss of revenues or higher than anticipated costs of revenues, any of which could seriously harm its operating results.

The Company's business model and acceptance of the Company's products is unproven in the developing market in which the Company operates

     The Company's business model is unproven. No assurance can be given that the Company's business model will be successful or that it can sustain revenue growth or be profitable. The market for the Company's products is new, rapidly developing and characterized by an increasing number of market entrants. As is typical of any new and rapidly evolving market, demand and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Moreover, because this market is new and rapidly evolving, it is difficult to predict its future growth rate, if any, and its ultimate size. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Company's products do not achieve or sustain market acceptance, then the Company's business, results of operations and financial condition would be materially and adversely affected.

     There can be no assurance that the Company will be able to identify, develop, manufacture, market, sell, or support new products and enhancements successfully, that new products or enhancements will achieve market acceptance, or that the Company will be able to respond effectively to technology changes, emerging industry standards or product announcements by competitors.

     New product announcements by the Company could cause its customers to defer purchases of existing products or cause distributors to request price protection credits or stock rotations.

Any significant deterioration in the general economic conditions would have an adverse effect on the Company's business, result of operations, or financial condition

     The success of the Company's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income such as employment, wages, salaries, business conditions, interest rates, availability of credit and taxation for the economy as a whole and in regional and local markets where the Company operates. There can be no assurance that consumer spending will not be adversely affected by general economic conditions, which could negatively impact the Company's results of operations and financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse effect on the Company's revenues and profitability. Any significant deterioration in general economic conditions that adversely affects these companies could also have a material adverse effect on the Company's business, results of operations and financial condition.

No dividends declared or any likely to be declared in the future

     The Company has not declared any dividends since inception, and has no present intention of paying any cash dividends on its common stock in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

The possible issuance of additional shares may impact the value of the Company stock

     The Company is authorized to issue up to 50,000,000 shares of common stock. It is the Company's intention to issue more shares. Sales of substantial amounts of common stock (including shares issuable upon the exercise of stock options, the conversion of notes and the exercise of warrants), or the perception that such sales could occur, could materially adversely affect prevailing market prices for the common stock and the ability of the Company to raise equity capital in the future.

Preemptive Rights

     The Company is authorized to issue shares at such times and upon such terms as the board of directors of the Company may determine. The new shares must be offered on uniform terms to all shareholders who have preemptive rights and who are listed on the shareholders' register as of the record date. The Company's shareholders are entitled to subscribe for any newly issued shares in proportion to their existing shareholdings, provided that pursuant to the Company's Articles of Incorporation, new shares that are (i) issued by public offering in accordance with the Securities and Exchange Law of Korea, (ii) represented by depositary receipts, (iii) issued to foreigners in accordance with the Foreign Investment Promotion Law of Korea within 33% of the total number of shares outstanding, (iv) issued to the Company's employee stock ownership association up to 20% of the newly issued shares (to the extent the total number of shares so subscribed and held by the members of the employee stock ownership association does not exceed 20% of the total number of shares), (v) issued outside Korea for listing on a foreign stock exchange or foreign securities market trading securities by means of an electronic or a quotation system, (vi) issued according to a stock option plan, (vii) issued to a domestic corporation having a strategic relationship with the Company in connection with the Company's management or technology of up to 5% of the total number of issued and outstanding shares after such issuance, (viii) issued as consideration for the acquisition of the stock or assets of another company up to less than 20% of the total number of issued and outstanding shares, or (ix) issued through general public offering in accordance with the Securities and Exchange Law of Korea may be issued pursuant to a resolution of the board of directors to persons other than existing shareholders. The limited circumstances where the Company may issue shares to persons who are not shareholders of the Company could cause the Company difficulty in carrying out its corporate functions.

Sales and Distribution

     The Company has yet to establish a significant distribution and support network. Failure on the part of the Company to put into place an experienced and effective marketing infrastructure in a timely manner could act to delay or negate the realization of anticipated revenues.

Market Acceptance

     The viability of the Company is dependent upon market acceptance of its current and future products. There is no assurance that these products will attain a level of market acceptance that will allow for continuation and growth of the Company's business operations. In addition, the Company will need to develop new processes and products to maintain its operations in the longer term. The development and launching of such processes and products can involve significant expenditure. There can be no assurance that the Company will have sufficient financial resources to fund such programs and whether such undertaking will be commercially successful.

Adequate Labour and Dependence Upon Key personnel; No Employment
Agreements

     The Company will depend upon recruiting and maintaining qualified personnel to staff its operations. The Company believes that such personnel are currently available at reasonable salaries and wages. There can be no assurance, however, that such personnel will always be available in the future. The continuing development of the Company's products has been almost entirely dependent on the skills of management and certain key employees of the Company being the President and CEO Mr. Woon Yong Kim and the Treasurer Mr. Soo Yong Kim. The Company currently has no employment agreements. Loss of the services of any of this management team or key employees could have a material adverse effect upon the Company.

The Company's financing requirements may increase in order to obtain additional manufacturing capacity in the future

     To obtain additional manufacturing capacity, the Company may be required to make deposits, equipment purchases, loans, joint ventures, equity investments or technology licenses in or with other companies. These transactions could commit of substantial amounts of the Company's capital and technology licenses in return for production capacity. The Company may be required to seek additional debt or equity financing if the Company needs substantial capital in order to secure this capacity and the Company cannot be assured that it will be able to obtain such financing.

If the Company's suppliers discontinue the products needed to meet the Company's demands, or fail to upgrade the technologies needed to manufacture the Company's products, the Company may face production delays and lower the Company's anticipated revenues

     The Company's requirements may represent a small portion of the total production of the suppliers that manufacture the components used in the Company's products. As a result, the Company is subject to the risk that a supplier may cease production on an older or lower-volume manufacturing process that it uses to produce the Company's parts. Each of these events could increase the Company's costs and harm the Company's ability to deliver its products on time.

The Company's growth depends on its ability to commercialize products

     It is anticipated that a significant amount of the Company's revenue will come from the SmileCAM product line initially, which is central to the Company's growth strategy. This line of products encounters competition and is price sensitive. While the Company expects to be developing new products in this product line, the Company cannot be assured that these products, if actually developed, will reach the market on time, will satisfactorily address customer needs, will be sold in high volume, or will be sold at profitable margins.

The Company may have limited ability to reduce expenses quickly in response to any revenue shortfall

     The Company anticipates that its operating expenses will be relatively fixed, and the Company therefore has limited flexibility to reduce expenses quickly in response to any revenue shortfalls.
Consequently, the Company's operating results will be harmed if the Company's revenues do not meet its revenue projections. The Company may experience revenue shortfalls for the following reasons:

     - significant pricing pressures that occur due to competition, over supply, or other reasons;
     - sudden shortages of raw materials or fabrication, test or assembly capacity constraints that lead the Company's suppliers to allocate available supplies or capacity to other customers which, in turn, harm the Company's ability to meet its sales obligations; and
     - the reduction, rescheduling or cancellation of customer orders.

The Company's markets are subject to rapid technological change and, therefore, its success depends upon the Company's ability to develop and introduce new products.

The markets for the Company's products are characterized by:
     - rapidly changing technologies;
     - evolving and competing industry standards;
     - changing customer needs;
     - frequent new product introductions and enhancements;
     - increased integration with other functions; and
     - rapid product obsolescence.

     To develop new products for its target markets, the Company must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand its technical and design expertise. In addition, the Company must have its products incorporated into its customers' future products and maintain close working relationships with key customers in order to develop new products that meet their changing needs.

     The Company cannot be assured that it will be able to identify new product opportunities successfully, develop and bring to market new products or respond effectively to new technological changes or product announcements by its competitors. In addition, the Company may not be successful in developing or using new technologies or in developing new products or product enhancements that achieve market acceptance. The pursuit of necessary technological advances may require substantial time and expense. Failure in any of these areas could harm the Company's anticipated operating results.

The Company's ability to compete successfully will depend, in part, on its ability to protect its intellectual property rights, which the Company may not be able to protect

     The Company relies on a combination of patent, trade secrets, and copyright, nondisclosure agreements and other contractual provisions and technical measures to protect its intellectual property rights. Policing unauthorized use of the Company's products is difficult, especially in foreign countries. Litigation may continue to be necessary in the future to enforce the Company's intellectual property rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm the Company's business, operating results and financial condition regardless of the outcome of the litigation.

     The Company has acquired ownership or exclusive license to a number of patents or patent applications related to its products.
However, the Company cannot be assured that any pending patent application will be granted, or that all such patents can provide adequate protection for its intellectual property. The Company's operating results could be seriously harmed by the failure to protect its intellectual property.

If the Company is accused of infringing the intellectual property rights of other parties, it may become subject to time-consuming and costly litigation. If the Company loses, it could suffer a significant impact on its business and it may be forced to pay damages

     Third parties may assert that the Company's products infringe their proprietary rights, or may assert claims for indemnification resulting from infringement claims against it. Any such claims may cause the Company to delay or cancel shipment of its products or pay damages that could seriously harm its business, financial condition and results of operations. In addition, irrespective of the validity or the successful assertion of such claims, the Company could incur significant costs in defending against such claims.

The Company's litigation may be expensive, protracted, and confidential information may be compromised

     Whether or not the Company is successful in any litigation, the Company expects the litigation to consume substantial amounts of its financial and managerial resources. Further, because of the substantial amount of discovery required in connection with this type of litigation, there is a risk that some of the Company's confidential information could be compromised by disclosure.

The Company's business may suffer due to risks associated with international sales and operations

     The Company anticipates that export products will account for most of its revenues. International business activities are subject to a number of risks, which could impose unexpected costs on the Company that would have an adverse effect on its operating results. These risks include:

     - difficulties in complying with regulatory requirements and standards;
     - tariffs and other trade barriers;
     - costs and risks of localizing products for foreign countries;
     - reliance on third parties to distribute the Company's products;
     - longer accounts receivable payment cycles;
     - potentially adverse tax consequences;
     - limits on repatriation of earnings; and
     - burdens of complying with a wide variety of foreign laws.

The Company anticipates that it will have to depend on manufacturers' representatives and distributors to generate substantial amounts of its revenues

     The Company anticipates that it will have to rely on manufacturers' representatives and distributors to sell its products, and these entities could discontinue selling its products at any time. The loss of any significant agent could seriously harm the Company's operating results.

The Company's success may be affected by unusual growth of certain new products

     There may be new products introduced in the future which meet unusually high global demands. If the new products' customer base overlaps a substantial portion of the Company's products' customer base, or that the new products use the same key component as the Company's products, the demand for the Company's products or the supply of their key component may be reduced, which may seriously harm the Company's operations.

Its officers, directors and entities affiliated with them control the Company

     Management of the Company and entities affiliated with the Company own collectively 12.84% of the Company's issued and outstanding shares of common stock. These stockholders, if acting together, will be able to significantly influence all matters requiring approval by the Company's stockholders, including the election of directors and the approval of mergers or other business combination transactions.


The value and transferability of the Company's shares may be adversely impacted by the limited trading market for the Company's common stock, the penny stock rules and future share issuances. There is a limited market for the Company's common stock in the United States.

     No assurance can be given that a market for the Company's common stock will be quoted on the NASDAQ Over-the-Counter Bulletin Board ("NASDAQ-BB").

The sale or transfer of the Company's common stock by shareholders in the United States may be subject to the so-called "penny stock rules".

     Under Rule 15g-9 of the 1934 Act, a broker or dealer may not sell a "penny stock" (as defined in Rule 3a51-1) to or effect the purchase of a penny stock by any person unless:

(a)     such sale or purchase is exempt from Rule 15g-9;

(a)	  prior to the transaction the broker or dealer has (i)
approved the person's account for transaction in penny stocks in accordance with Rule 15g-9, and (ii) received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased; and

(c) the purchaser has been provided an appropriate disclosure statement as to penny stock investment.

     The SEC adopted regulations that generally define a penny stock to be an equity security other than a security excluded from such definition by Rule 3a51-1. Such exemptions include, but are not limited to (i) equity security issued by an issuer that has (A) net tangible assets of at least $2,000,000, if such issuer has been in continuous operations for at least three years, (B) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (C) average revenue of at least $6,000,000 for the preceding three years; (ii) except for purposes of Section 7(b) of the 1934 Act and Rule 419, any security that has a price of $5.00 or more; and (iii) a security that is authorized or approved for authorization upon notice of issuance for quotation on the NASDAQ Stock Market, Inc.'s Automated Quotation System.

     It is likely that shares of the Company's common stock, assuming a market were to develop in the United States, therefore, will be subject to the regulations on penny stocks; consequently, the market liquidity for the common stock may be adversely affected by such regulations limiting the ability of broker/dealers to sell the Company's common stock and the ability of shareholders to sell their securities in the secondary market in the United States. Moreover, the Company's shares may only be sold or transferred by the Company's shareholders in those jurisdictions in the United States in which an exemption for such "secondary trading" exists or in which the shares may have been registered.

Conflicts of Interest of certain directors and officers of the Company

     From time to time certain of the directors and executive officers of the Company may serve as directors or executive officers of other companies and, to the extent that such other companies may participate in the industries in which the Company may participate, the directors of the Company may have a conflict of interest. In addition, the Company's dependence on directors and officers who devote time to other business interests may create conflicts of interest, i.e. that the fiduciary obligations of an individual to the other company conflicts with the individual fiduciary obligations of the Company and vice versa.
Directors and officers must exercise their judgment to resolve all conflicts of interest in a manner consistent with their fiduciary duties to the Company. If such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. The Company is not aware of the existence of any conflict of interest as described herein.

Forward Looking Statements

This Form 8K includes "forward-looking statements" A shareholder or prospective shareholder should bear this in mind when assessing the Company's business. All statements, other than statements of historical facts, included in this registration statement, including, without limitation, the statements under and located elsewhere herein regarding industry prospects and the Company's financial position are forward-looking statements. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectation will prove to have been correct.

Shares Eligible for Future Sales

     There has been no market for the Company's shares, and there can be no assurance that a significant market will develop or be sustained. Future sales of substantial amounts of the Company's shares (including shares issued upon exercise of outstanding options and warrants) in the public market could adversely affect market prices prevailing from time to time and could impair the Company's ability to raise capital through sales of the Company's equity securities.

COUNTRY RISKS

     There are unique economic and political risks associated with investing in companies from Korea:

     Since early 1997, a number of development shave adversely affected the Korean economy. Some of Korea's recent financial and economic difficulties have included:

     - exchange rate fluctuations;
     - interest rate fluctuations;
     - reduced credit from foreign banks;
     - reduced liquidity in the economy;
     - volatile stock prices; and
     - higher unemployment.

     A 47.5% depreciation in the value of the Won relative to the Dollar during the second half of 1997 led to sharply higher domestic interest rates. Domestic interest rates in Korea, however, declined significantly in the fourth quarter of 1998 and are currently below interest rates which prevailed in Korea before late 1997. If interest rates rise in the future, the debt service costs of Korean borrowers (including the Company) would increase, which may have an adverse effect on the Company's ability, if necessary, to borrow funds.

     Based on preliminary statements prepared by the Bank of Korea, Korea's gross domestic product contracted by 5.8% in 1998. In 1999, however, Korea's gross domestic product grew by 9.9%. The Government has recently taken a number of steps in response to recent economic developments, including the following:

- negotiation with the International Monetary Fund of a financial aid package involving loans in an aggregate amount of approximately US$58 billion;
- negotiation of an agreement with a substantial number of international creditors of Korean financial institutions to extend the maturities of an aggregate of approximately
  	  US$21.8 billion of Korean financial institutions' short-term foreign currency obligations owed to those international creditors by exchanging the obligations for longer-term floating rate loans guaranteed by the Government;
- the Government's issuance of Dollar-denominated bonds in the aggregate principal amount of US$4 billion in April 1998;
- the announcement and implementation of a number of important economic, financial sector, labour and other reforms.

     While the Government's reforms of the Korean economy may alleviate its current economic difficulties and improve the economy over time, in the short-term, implementation of the reform measures may:

     - slow economic growth;
     - cause a budget deficit because of a decrease in tax revenues and an increase in Government expenditures;
     - increase the rate of inflation;
     - increase the number of bankruptcies of Korean companies; and
     - increase unemployment.

     In addition, the continuing weakness of the Japanese economy and recent volatility of the Japanese Yen against the Dollar increase the uncertainty of economic stability in Asia in general and may hinder Korea's ability to recover quickly from its own economic difficulties. Future adverse developments in Southeast Asia, Japan and elsewhere in the world could worsen Korea's economic difficulties.

     Other developments that could occur in Korea include social and labour unrest resulting from economic difficulties and higher unemployment, a substantial increase in the Government's expenditures for unemployment compensation and other costs for social programs.
Korea may need to increase reliance on exports to service of foreign currency debts, which could friction with Korea's trading partners. In addition, the economies of neighbouring countries, including Japan, China and Russia, could deteriorate further. Any such developments would hurt Korea's plans for economic recovery.

     Finally, relations between South Korea and North Korea have been tense over most of Korea's history. The level of tension between the two Koreas has fluctuated and may increase or change abruptly as a result of current or future events. The occurrence of such events could have a material adverse effect on the Company's operations and the price of its shares.

Ownership of shares may be subject to certain restrictions under Korean law

     Prior to acquiring 10% or more of the outstanding shares of a Korean company, foreign investors are generally required under the Foreign Investment Promotion Law of Korea to submit a report to a Korean bank. Failure to comply with this reporting requirement may result in the imposition of criminal sanctions. Subsequent sales of their investment by these investors also require a prior report to the bank.

The Company may not be able to convert and remit dividends in Dollars if the Government imposes certain emergency measures

     The Company does not intend to pay dividends on its shares in the foreseeable future. However, if it declares cash dividends, such dividends will be declared in Won. In order for the Company to pay dividends outside Korea, the dividends will be converted into Dollars and remitted to the shareholders, subject to certain conditions.
Fluctuations in the exchange rate between the Won and the Dollar will affect, among other things, the amount a holder of shares of the Company will receive as dividends. Under Korean law, if the Government deems that certain emergency circumstances including, but not limited to, sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets are likely to occur, it may impose restrictions such as requiring foreign investors to obtain prior approval from the Ministry of Finance and Economy for the acquisition of Korean securities or for the repatriation of interest, dividends or sales proceeds arising from Korean securities or from disposition of such securities, including the Company's shares. The Company cannot give any assurance that it can secure such prior approval from the Ministry of Finance and Economy for payment of dividends to foreign investors in the future when the Government deems that there are emergency circumstances in the Korean financial market.

The Company's ability to raise money in equity offerings may be constrained by the need to register those offerings with the SEC

     The Commercial Code of Korea and the Company's Articles of Incorporation require the Company, with certain exceptions, to offer shareholders the right to subscribe for new shares in proportion to their existing ownership percentage whenever new shares are issued. The Company cannot exclude United States holders of shares from these offers, and must thus register those offers with the SEC. If the Company cannot, or chooses not to register these offerings, the Company will be unable to consummate them, which will restrict the range of capital raising options available to the Company.

Exchange rate fluctuations may adversely affect the Company's results of operations

     In the second half of 1997, the value of the Won relative to the Dollar depreciated at an accelerated rate. The noon buying rate as of December 31, 1997 was Won 1.695.0 to US$1.00 compared to Won 890.0 to
US$1.00 on June 30, 1997. This represented depreciation in the value of the Won relative to the Dollar of approximately 47.5%. As a result of such sharp depreciation, the Government was forced to effectively suspend its efforts to support the value of the Won, and on December 16, 1997, the Government allowed the Won to float freely. The depreciation of the Won relative to the Dollar increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency denominated debt. Since then, however, the Won, while it has fluctuated, has generally appreciated relative to the Dollar and other major foreign currencies. On August 10, 2001, the noon buying rate was Won 1289.3 to US$1.00.

Korean Foreign Controls and Securities Regulations.

General

     The Foreign Exchange Transaction Law of Korea and the Presidential Decree and regulations established thereunder(collectively the "Foreign Exchange Transaction Laws") regulate investment in Korean securities by non-residents and issuance of securities outside Korea by Korean companies. Under the Foreign Exchange Transaction Laws, non-residents may invest in Korean securities only to the extent specifically allowed by such laws or otherwise permitted by the Ministry of Finance and Economy. The Financial Supervisory Commission also has adopted, pursuant to the delegated authority under the Securities and Exchange Law of Korea, regulations that restrict investment by foreigners in Korean securities and regulate issuance of securities outside Korea by Korean companies.

     Under the Foreign Exchange Transaction Laws, if the Government deems that certain emergency circumstances are likely to occur, it may impose any necessary restrictions such as requiring foreign investors to obtain prior approval from the Ministry of Finance and Economy for the acquisition of Korean securities or fore the repatriation of interest, dividends or sales proceeds arising from Korean securities or from disposition of such securities. Such emergency circumstances include sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or a substantial disturbance in the Korean financial and capital markets.

Government Reporting Requirements

     In order for the Company to issue its shares outside of Korea, the Company is required to file a prior report of such issuance with the Ministry of Finance and Economy. No further approval from the Government is necessary to issuance the Company's shares.

     Prior to acquiring 10% or more of the outstanding shares of a Korean company, foreign investors are generally required under the Foreign Investment Promotion Law to submit a report to a Korean bank pursuant to a delegation by the Ministry of Commerce, Industry and Energy. Sale of these shares will also require a prior report to the bank.

Dividend to be declared in Won

     The Company does not intend to pay dividends on its shares for the foreseeable future. However, if the Company declares cash dividends, they will be declared in Won. In order for the Company to pay dividends outside Korea, the dividends will be converted into Dollars and remitted to the shareholders, subject to certain conditions. The Company will convert dividend amounts in foreign currency and remit them to shareholders abroad. No governmental approval is required for foreign investors to receive dividends. However, in order for the Company to convert the Won amount in foreign currency and to remit such amount abroad, relevant documents must be submitted to the foreign exchange bank to verify (i) that the amount being paid conforms to the amount required to be paid and (ii) whether all necessary legal procedures have been completed.

Korean Taxation

     The following is a summary of the principal Korean tax consequences to owners of the Company's shares that are non-resident individuals or non-Korean corporations without a permanent establishment in Korea to which the relevant income is attributable ("non-resident holders"). The statements regarding Korean tax laws set forth below are based on the laws in force and as interpreted by the Korean taxation authorities as of the date hereof. This summary is not exhaustive of all possible tax consideration which may apply to a particular investor and prospective investors are advised to satisfy themselves as to the overall tax consequences of the acquisition, ownership and disposition of the Company's shares, including specifically the tax consequences under Korean law, the laws of the jurisdiction of which they are resident, and any tax treaty between Korea and their country of residence, by consulting their own tax advisors.

Taxation of Dividends

     For the purposes of Korean taxation of distributions of profits either in cash or shares made on the Company's shares, a non-resident holder will be treated as the owner of the Company's shares. Dividends paid (whether in cash or in shares) to a non-resident holder are generally subject to withholding tax at a rate of 27.5% or such lower rate as is applicable under a treaty between Korean and such non-resident holder's country of tax residence. Such tax is required to be deducted from such dividends and only the net amount is paid to the non-resident holder of the Company's shares.

     Under the United States - Korea Tax Treaty, the maximum rate of withholding on dividends paid to United States residents eligible for treaty benefits is 15% (10% if the recipient of the dividends is a United States corporation and owned at least 10% of the outstanding shares of voting stock of the relevant Korean company during any part of its taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year {if any} and certain other conditions are satisfied) which does not include withholding of local tax. In addition, a local surtax will be included in the withholding, therefore the maximum rate of withholding is generally 16.5%. The aforementioned maximum rate on withholding of dividends does not apply if the United States resident has a permanent establishment in Korea and the shares to which the dividends are paid are connected with such permanent establishment.

     Distribution of free shares representing a transfer of certain capital reserves or asset revaluation reserves into paid-in capital may be treated as dividends subject to Korean tax. However, stock splits, if any, will not be treated as dividends.

Taxation of Capital Gains

     A non-resident holder will be subject to Korean taxation on capital gains realized on a sale of the Company's shares rules the non-resident holder is eligible for the benefits of an applicable tax treaty exempting such capital gain tax. In addition, the capital gains realized from the transfer of shares listed on certain foreign stock exchanges (including the Nasdaq National Market), insofar as the transfer is complete through such stock exchanges, are exempted form Korean Income taxation by virtue of the Tax Exemption and Limitation Law.

     Under the United States - Korea Tax Treaty, capital gains realized by holders that are residents of the United States eligible for treaty benefits will not be subject to Korean taxation upon the disposition of the Company's shares, with certain exceptions. Residents of the United States who maintain a fixed base in Korea for a period or periods aggregating 183 days or more during a taxable year and the property giving rise to such gain is effectively connected with such fixed base will not be eligible for the relief afforded by the treaty.

     In the absence of any applicable treaty, a non-resident share holder will generally be subject to Korean taxation on capital gains realized on a sale of the Company's shares at a rate equal of the lesser of 27.5% of the gains or 11% of the gross sales proceeds.

Application of the United States  - Korea Tax Treaty

     Under the United States - Korea Tax Treaty, a resident of the
United States means (i) a United States corporation, and (ii) any other person (except a corporation or entity treated under United States law as a corporation) resident in the United States for purposes of its tax, but in the case of a person acting as partner or fiduciary only to the extent that the income derived by such person is subject to United States tax as the income of a resident.

     Further, the reduced Korean withholding tax rate on dividends and capital gains under the United States -Korea Tax Treaty would not be available if the dividends or capital gains derived by residents of the United States if the Company's shares are effectively connected with the United States residents' permanent establishment in Korea or, in the case of capital gains derived by an individual, (i) such United States resident maintains a fixed base in Korea for a period aggregating 183 days or more during the taxable year and the Company's shares are effectively connected with such fixed base, or (ii) such United States resident is present in Korea for 183 days or more during the taxable year.

Securities Transaction Tax

     Under the Securities Transaction Tax Law of Korea, securities transaction tax to be imposed at the rate of 0.5% (this rate may be reduced to 0.3%, including other surtax, if traded through the Korea Stock Exchange or KOSDAQ) will not be imposed on the trading of shares through a foreign stock exchange on which the shares are listed.
Although there has been no established precedent on the point of whether the NASDAQ or the NASDAQ-BB will be included in the definition of "foreign stock exchange" for the purposes of the Securities Transaction Tax Law of Korea, it is likely that the securities transaction tax will not be imposed on the trading through NASDAQ. It is unclear whether the tax will be imposed on the NASDAQ-BB. Securities transaction tax will not be applied if the sale is executed between non-residents without permanent establishments in Korea and the non-resident holder (together with the Company's shares held by an entity which has a certain special relationship with such non-resident) did not own 10% or more of the total issued and outstanding shares at any time during the five years before the year within which the transfer occurs and the non-resident holder did not sell their shares through a securities broker in Korea.

Inheritance Tax and Gift Tax

     Under Korean inheritance and gift tax laws, shares issued by Korean corporations are deemed located in Korea irrespective of where they are physically located or by whom they are owned. Therefore, Korean inheritance tax and gift tax are imposed with respect to the Company's shares. The taxes are imposed currently at the rate of 10% to 45%, if the value of the relevant property is above a certain limit and vary according to the identity of the parties involved. At present, Korea has not entered into any tax treaty with respect to inheritance or gift tax.

Withholding of Taxes

     Under Korean tax law, holders of the Company's shares in the
United States will generally be subject to Korean withholding taxes on the capital gains and dividend payments by the Company in respect of those shares, unless exempted by a relevant tax treaty or the Tax Exemption and Limitation Law. Failure to withhold Korean taxes may result in the imposition of the withholding tax itself and 10% penalty tax, and, if prosecuted, a criminal penalty of an imprisonment of up to one year and/or a fine up to the taxable amount, on the relevant withholding agent. The Company, as payer of dividends, will act as withholding agent for the collection of Korean tax on such dividend payment. The capital gains realized from the transfer of shares listed and traded on the Nasdaq National Market are exempt from Korean income
taxation by virtue of the Tax Exemption and Limitation Law.   It is
unknown at this time whether the law will apply to Companies whose shares trade on the NASDAQ-BB or Small Cap.

     Korean tax law provides that, in case of transfer of Korean shares, the Korean securities broker-dealer brokering such transfer, or if there is no such securities broker-dealer, the purchaser is required to withhold the relevant Korean capital gains taxes.

     Because no Korean securities broker-dealer will be acting as withholding agent for capital gains resulting from a transfer of the Company's shares through NASDAQ-BB, purchasers will be required to collect and pay taxes on those capital gains unless they can demonstrate that the sellers are residents of countries having a tax treaty with Korea exempting those capital gains from taxation. Purchasers of the Company's shares through NASDAQ-BB will not be able to identify the country of residence of the previous owner of the purchased shares and will therefore be liable for the payment of Korean taxes on the capital gains, if any, resulting from their transactions. There is currently no practical means for Korean tax authorities or purchasers of the Company's shares to determine the amount of capital gains, if any, resulting from purchases of the Company's shares through NASDAQ-BB.

United States Federal Income Taxation

     The following is a general discussion of the material United States federal income tax consequences of purchasing, owning, and disposing the Company's shares for a holder that is a United States Holder (as defined below) and holds the shares as capital assets for United States federal income tax purposes. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account United States Holders subject to special rules including:

        -      dealers in securities or currencies;
        -      financial institutions;
        -      tax-exempt entities;
        -      banks;
        -      life insurance companies;
        - traders in securities that elect to mark-to-market their securities
        - persons that hold shares as part of a straddle or a hedging, or conversion transaction;
        -      persons liable for the alternative minimum tax;
        - persons that actually or constructively owns 10% or more of the Company's voting stock; or
        -      persons whose "functional currency" is not the United
               States dollar.

     This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, final, temporary, and proposed Treasury regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

A holder is a "United States Holder" if that holder is:

        -      a citizen or resident of the United States;
        - a corporation, partnership or other entity created or organized in or under the laws of the United States or
		   any political subdivision thereof;
        - an estate the income of which is subject to United States federal income taxation regardless of its source;
        -      a trust.

This discussion addresses only United States federal income taxation.

Distributions on Shares

     The Holder must include in his gross income as ordinary dividend income the gross amount of any distribution (including amounts withheld to pay Korean withholding taxes) the Company makes on the shares out of its current or accumulated earnings and profits (as determined under United States federal income tax principles) when the distribution is actually or constructively received by the holder. Distributions that exceed the Company's current and accumulated earnings and profits will be treated as a return of capital to the holder to the extent of holder's tax basis in the shares and thereafter as capital gain. Dividends will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from United States corporations.

     If the Company makes a distribution paid in Won, the holder will be considered to receive the United States dollar value of the distribution determined at the spot Won/United States dollar rate on the date the distribution is received by the holder, regardless of whether the holder converts the distribution into U. S. dollars. Generally, any fluctuations during the period from the date the dividend distribution is includible in the holder's income to the date the holder converts the distribution into United States dollars will be treated as United States source ordinary income or loss for foreign tax credit purposes.

     Subject to certain limitations, the Korean tax withheld from distributions will be deductible or creditable against the holder's United States federal income tax liability. For foreign tax credit limitation purposes, the dividend will be foreign source income, but generally will be treated separately, together with other items of "passive income" or, in the case of some United States financial service providers, "financial services income." The rules governing the foreign tax credit are complex.

Sale, Exchange or Other Disposition

     If a holder sells, exchanges or otherwise disposes of his shares, a holder will recognize capital gain or loss equal to the difference between the United States dollar value of the amount that a holder realizes and his tax basis, determined in United States dollars, in his shares. The gain or loss generally will be United States source gain or loss for foreign tax credit purposes. Capital gain of a non-corporate United States Holder is generally taxed at a maximum rate of 20% where the property is held more than one year. The holder's ability to deduct capital losses is subject to limitations.

     If a holder is paid in a currency other than United States dollars, any gain or loss resulting from currency exchange fluctuations during the period from the date of the payment resulting from the sale, exchange or other disposition, to the date the payment is converted into United States dollars generally will be treated as United States source ordinary income or loss for foreign tax credit purposes.

(e)     DESCRIPTION OF PROPERTY

     The Company currently has the following offices:

Korean Corporate Office:     Buchon Technopark, 103-608, Samjung-
                             dong, Ojung-gu, Buchon City, Kyonggi-do,
                             Republic of Korea
                             (Zip Code: 421-150)
                             Tel No.: 82-32-2342000
                             Fax No.: 82-32-2342020
                             Korean Office Space: 5,359.71 square feet

Korean Factory:              (Same address as Korean Corporate Office)
                             Tel No. and Fax No.: (Same as for Korean
                             Corporate Office)

                             Factory space: 7,965.04 square feet

The Company is the owner of both premises.

U.S. Corporate Office:       Sintec Biometrics, Inc.
                             3435 Wilshire Blvd.,
                             Suite 2450, Los Angeles,  CA 90010
                             TEL No.: (213) 251-5470
                             FAX No.: (213) 251-5471

                             Office space: 500 square feet

The Company leases the office on a month to month basis for $500.00 per month.

(f)     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND
KEY EMPLOYEES.

     The following persons are the directors, executive officers, promoters, control persons and key employees of the Company:

Name and Age          Term of Office           Office(s)

Woon Yong
(Joseph)Kim (49)     7/03/89 - Present         President, Director
                                               and CEO

Soo Yong Kim (40)     20/05/00 - Present       Director, Secretary
                                               and Treasurer

Jun Hyun Kim (28)      1/02/98 - Present       Director, Senior
                                               Researcher

Young Ro Kim (34)       7/04/96 - Present       Director, Head of
                                               R&D

The Company does not have an audit or compensation committee. Woon Yong (Joseph) Kim and Soo Yong Kim are brothers.


Woon Yong (Joseph) Kim , Director, President and CEO:

     Woon Yong Kim has been, for more than 20 years, engaged in software development, working in the field of construction design and architecture for Dae Rim Construction & Engineering Co. Ltd. and other Korean companies including Doowon, Daeho Industry, Booster Boiler, Dong Nam Enterprises, Sam Duk Engineering, and Dong Yang Plaza.

Soo Yong Kim, Director, Secretary and Treasurer:

     Soo Yong Kim joined the Company in May 2000 to assist in the restructuring of the Company's financial status. He is the brother of Woon Young Kim, the President and CEO of the Company. He previously worked for Hyundaia Group (1988 - 1990) in the Planning and Adjustment Department. From 1990 to 1992, Mr. Kim worked as a corporate analyst for Hyundai Securities Co., Ltd. From 1992 to May 2000, he was in charge of business development for Korea Computer Incorporated.

Young Ro Kim, Director/Head of Research and Development:

     Youngro Kim joined the Company in April 1996. He is currently head of the Company's Research and Development programs. From 1990 to 1996, Mr. Kim taught computer science at the Korea Information Administration Education Centre. He graduated from the Ho Nam University in 1989 and obtained an Acquired Information Administration teaching license in 1995.

Jun Hyun Kim, Director/Senior Researcher:

     Jun Hyun Kim joined the Company in 1998 as a Senior Researcher. In February 1992, he graduated from Dong Kuk University, majoring in Electronic Computation. In March 1992, he obtained an Acquired Information Administration teaching license (level 2). From January 1994 to September 1997, Mr.Kim was an instructor at the Min Young Computer School in Seoul, Korea.

David B. Kim. Marketing Manager for United States Operations

     David Kim joined the Company on January 1, 2001 as the Marketing Manager for the Company's United States operations. He graduated from the University of Southern California in 1995 majoring in Business Administration. From July 1994 to July 1995 he worked in the marketing department of Searchagift.com. From 1995 to 2000, he worked at Hyundai Marine Corp as sales and marketing supervisor. In 2000 he joined usjobber.com, a business-to-business internet business company as Manager of Production.

(g)     SUMMARY AND COMPENSATION TABLE ANNUAL
        COMPENSATION


Name and Principal    Year    Salary    Bonus      Other     All Other
Position                                 ($)       Annual  Compensation
                                                 Compensation
                                                      ($)


Woon Yong Kim         1998    $21,800    nil         nil            (1)
Director, President,  1999    $25,900    nil         nil            (1)
CEO                   2000    $27,000   $9,400       nil            (1)


Soo Yong Kim          1998     nil       nil         nil            nil
Director              1999     nil       nil         nil            nil
                      2000    $24,200    nil         nil       35,722(2)


Jun Hyun Kim          1998    $8,000     nil         nil            nil
Director              1999    $11,300    nil         nil            nil
                      2000     $15,400   $2,900      nil       23,815(2)


Young Ro Kim          1998    $10,500    nil         nil            nil
Director              1999    $10,400    nil         nil            nil
                      2000    $15,400   $2,900       nil        27,784(2)


(1) received interest free loans of $520,283 in 1998 and $55,213 in 1999. These loans were non interest bearing and unsecured without fixed terms of repayment.
(2) In 2000, the Company advanced under a long-term loan funds to certain employees and officers of the Company. These funds were used by the employees for down payments for the purchase of homes. These loans are non-interest bearing, unsecured and are due at various dates between January and June 2003. The Company does not accrue interest on these loans.


Term of Office of Directors

Director            Inauguration    Term of           Position
                                    Office

Woon(Joseph)
Yong Kim            Mar 22,1999     Mar 21, 2002      CEO, President

Young Ro Kim        Nov. 9, 1999    Nov. 8, 2002      Head of Research
                                                      and Development

Jun Hyun Kim        Nov. 9, 1999    Nov. 8, 2002      Senior Researcher

Soo Yong Kim        Jun. 20, 2000   Jun. 19, 2003     Secretary and
                                                      Treasurer

Compensation of Directors

     Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company.

Employment Contracts

     The Company has not entered into any employment contracts, but anticipates entering into employment contracts with certain management and other key personnel.

Stock Option Plans

     Under the Company's Articles of Incorporation, the Company may grant options for the purchase of its shares to certain qualified officers and employees. Set forth below are the details of the Company's stock option plan as currently contained in its Articles of Incorporation (the "Stock Option Plan").

     In order to qualify for participation in the Stock Option Plan, officers and employees must have the ability to contribute to, the establishment, development or technological innovation of the Company. Notwithstanding the foregoing, the following criteria shall not be eligible to receive options under the Stock Option Plan; (i) the Company's largest shareholder and its specially related parties, as defined in the Securities and Exchange Act of Korea (the "Securities Act of Korea"), (ii) major shareholders and their specially related parties, as defined in the Securities Act of Korea, and (iii) any shareholder who would become a major shareholder upon exercise of stock options granted under the Stock Option Plan. Under the Securities Act of Korea a major shareholder is defined as a shareholder who (i) holds 10% or more of shares issued and outstanding or (ii) has actual control over major management decisions. Under the Securities Act of Korea the largest shareholder of a company is the person who holds the largest number of issued and outstanding shares of the company.

     The specific terms and conditions of stock options granted under the Stock Option Plan shall be approved at a duly convened shareholders' meeting. Under the Company's Articles of Incorporation, stock options shall be offered through (i) issuance of new shares, or (ii) payment in cash or treasury stock held by the Company of the difference between the market price of its shares and the option exercise price.

     The maximum aggregate number of the Company's shares available for issuance under the Stock Option Plan shall not exceed 15% of the total number of its shares outstanding. The stock options may not be granted to all officers and employees at the same time. Any single officer or employee may not be granted stock options for the shares exceeding 10% of the shares issued and outstanding.

     Stock options granted under the Stock Option Plan will have a minimum exercise price equal to the arithmetic mean of (i) the weighted average of the daily market share prices for the two-month period prior to the date on which the stock options are granted, (ii) the weighted average of the daily market share prices for the one-month period prior to such date and (iii) the weighted average of the daily market share prices for the one-week period prior to such date. When new shares are issued upon the exercise of the stock options, the option exercise price shall not be less than the par value of the Company's shares.

     Stock options granted under the Stock Option Plan may be exercised after the third anniversary date of the shareholders' meeting at which the grant of stock options under the Stock Option Plan is approved but prior to the seventh anniversary date thereof, unless otherwise revoked by the board of directors. The board of directors may revoke stock options granted under the Stock Option Plan if (i) a beneficiary resigns prior to the exercise of the stock options, (ii) the beneficiary causes significant loss to the Company by his or her negligence or willful misconduct, or (iii) an event of termination specified in the Stock Option Plan occurs.

     Shares purchased upon the exercise of stock options granted under the Stock Option Plan will not, at the time of their issuance, be registered with the Securities and Exchange Commission but may be saleable in the public market in the United States in accordance with Rule 144 under the Securities Act and applicable Korean laws and regulations.

     It is contemplated that the Company will at it's next annual general meeting of its shareholders scheduled for early spring 2001 seek approval to replace its existing Articles of Incorporation with a new form which will, among other things, amend the terms by which the Company may grant Stock Options. If the new form of Articles of Incorporation (the "New Articles of Incorporation") are adopted by the Company then the following material changes will occur with respect to the Company's Stock Option
Plan:

     - persons entitled to receive stock options will been expanded to included researchers, faculty members of a university, practicing lawyers, certified public accountants who possess technological or managerial capabilities and Universities and Research Institutes;

     - the number of stock options granted at any one time cannot exceed 50% of the total issued and outstanding shares of the Company

     - stock option holders shall be entitled to exercise their stock options after having served in the Company for two (2) years;

     - the exercise price per share upon exercise of stock options shall not be less than the greater of the market price of shares valued as of the date of the grant of the stock options or the par value of the shares concerned.

     The Company has not issued any stock options to date, but anticipates issuing stock options to certain management and other key personnel of the Company.

(h)     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1998 and 1999, the President of the Company borrowed a total of $575,496 from the Company for the purpose of investment as a part of a compensation package offered by the Company. The compensation package was approved by the Company's board of directors. The loans were interest free and were repayable on demand. These loans were paid back in full in 2000 and this form of compensation package was discontinued by the Company in 2000.

     In 2000, the Company advanced under a long-term loan the total sum of $166,706 to 8 employees of the Company under the approval of the board of directors. These funds were used by the employees for down payments for the purchase of homes. These loans are non-interest bearing, unsecured, denominated in Korean Won and are due at various dates between January and June 2003. The Company does not accrue interest on these loans.

Beneficiary    Position       Amount of    Date            Due Date
                              Loan US

Young Ro Kim    Director(R&D)  $27,784    Jan. 15, 2000   Jan. 14, 2003

Jun Hyun Kim    Director(R&D)  $23,815    Jan. 15, 2000   Jan. 14, 2003

Gi Chul Lee     Manager
               (Procurement)  $15,877    Jan. 19, 2000   Jan. 18, 2003

Se Hyun Oh      Developer(R&D) $15,877    Jan. 19, 2000   Jan. 18, 2003

Sung Kuk Lee    Manager(QC)    $15,877    Jan. 19, 2000   Jan. 18, 2003

Seung Yong Woo  Developer(R&D) $15,877    Jan. 31, 2000   Jan. 30, 2003

Kum Soon Eun    Accounting     $15,877    Jan. 31, 2000   Jan. 30, 2003

Soo Yong Kim    Director
               & Treasurer    $35,722    Jun. 30, 2000   Jun. 29, 2003


*All the above loans were made to each beneficiary as a housing loan, a form of employee remuneration or benefit system that is common in Korea for retaining valuable employees from transferring to another company.

     There is no known relationship between any of the Directors and Officers of the Company with major clients or any provider of essential products and technology.

     If conflicts do arise the Company will attempt to resolve any such conflicts of interest in favour of the Company. The officers and directors of the Company are accountable to the Company and its shareholders as fiduciaries, which requires those officers and directors exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company on or behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

(i)     LEGAL PROCEEDINGS

     There are no legal actions pending against the Company nor are any such legal actions contemplated.


(j)     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     With the completion of the Merger, the Company is applying for participation on the OTC Bulletin Board, an electronic quotation medium for securities traded outside NASDAQ. There can be no assurance that the Company will be approved for participation on the OTC Bulletin
Board.

(k)     RECENT SALES OF UNREGISTERED SECURITIES

     The following table discloses all sales of securities of the Company during the preceding three years:

Date Securities           Number and Class of           Consideration
Sold                      Securities                    Received
                                                        by Company

August 27, 1999           17,720 common shares(1)         $185,994
                          (443,000 post forward split)
September 1, 1999         26,564 common shares(1)           (2)
                          (664,100 post forward split)
November 10, 1999         29,760 common shares(1)         $314,295
                            (744,000 post forward split)
November 15, 1999           44,636 common shares(1)             (2)
                            (1,115,900 post forward split)
December 24, 1999           83,381 common shares(1)           $378,033
                            (2,0845,525 post forward split)
March 18, 2000              11,700 common shares(1)           $523,380
                            (292,500 post forward split)
June 14, 2000               13,050 common shares(1)           $585,464
                            (326,250 post forward split)
December 23, 2000            28,000 common shares(1)          $645,000
                            (700,000 post forward split)
January 24, 2001            888,050 common shares (3)	  $133,207(4)
January 24, 2001            125,000 common shares (3)	  $100,000(5)
February 2, 2001            3,816,663 common shares(3)          (2)
April 13, 2001              900,584 common shares (3)	  $541,953
June 26, 2001		      750,000 common shares (3)         $460,511

(1) pre Forward Split (before forward split of the Company's shares of 1 to 25).
(2) the Company effected a stock split by way of a stock dividend of common shares in the capital stock of the Company and issued the shares on a pro rata basis to all of the shareholders of the Company.
(3) after forward split of the Company's shares of 1 share to 25 shares.
(4) shares of the Company issued for the deemed value of its par value as consideration for the Merger being $133,207.
(5) shares of the Company issued for a deemed value of $100,000 for services rendered by Penn Capital Canada Ltd. with respect to the Merger including, introducing the Company to Captex, acting as the conduit between the Company and Captex, providing translation services and being financially responsible for all relevant consulting, legal fees and other professional fees associated with the Merger being fees of approximately $100,000.

      The Company sold on December 23, 2000 28,000 Pre Forward Split
Shares (700,000 post forward split) to Burton Mason Venture Capital LLC of Virginia, United States in a private placement for consideration of $645,000 pursuant to the exemption from registration afforded by section 4(2) of the Act. All of the other securities described above were offered and issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

(l)    DESCRIPTION OF SECURITIES OF THE COMPANY

     The Company is authorized to issue 50,000,000 shares of common stock, each share of common stock having equal rights and preferences, including voting privileges. The Company is not authorized to issued shares of preferred stock. As of August 10, 2001 there were 13,100,572 shares of the Company's stock issued and outstanding.

     The shares of common stock of the Company constitute equity interests in the Company entitling each shareholder to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of the Company's common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.
There is no cumulative voting with respect to election of directors of the Company or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefore; provided, however, that cash dividends are at the sole discretion of the


Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's common stock. Holders of the shares of the Company's common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Company's common stock. All of the outstanding shares of the Company's common stock are duly authorized, validly issued, fully paid and non-assessable.

Dividends

     Dividends are distributed to shareholders in proportion to the number of shares of capital stock owned by each shareholder following approval by the shareholders at a general meeting of shareholders. Under the Commercial Code and the Company's Articles of Incorporation, the Company will pay, to the extent declared, full annual dividends on newly issued shares.

     The Company may declare dividends annually ("annual dividends") at the annual general meeting of shareholders which is held within three months after the end of the fiscal year. Shortly after the annual general meeting, the annual dividend is paid to the shareholders of record as of the end of the preceding fiscal year. Annual dividends may be distributed either in cash or in shares provided that shares must be distributed at par value and dividends in shares may not exceed one-half of the annual dividend.

     Under the Commercial Code and the Company's Articles of
Incorporation, the Company does have an obligation to pay any annual dividend unclaimed for five years from the payment date.

     The Commercial Code provides that a company shall not pay an annual dividend unless it has set aside in its legal reserve an amount equal to at least one-tenth of the cash portion of such annual dividend or has a legal reserve of not less than one-half of its stated capital. The Commercial Code also provides that a company may pay an annual dividend out of the excess of its net assets over the sum of (i) its stated capital, (ii) the aggregate amount of its capital surplus reserve and legal reserve which have been accumulated up to the end of the relevant dividend period, and (iii) the legal reserve to be set aside in respect of such annual dividend. Such reserves are not available for payment of cash dividends but may be transferred to capital stock or used to reduce an accumulated deficit through a shareholder action.

Distribution of Free Shares

     In addition to dividends in the form of shares to be paid out of retained or current earnings, the Commercial Code permits a company to distribute to is shareholders an amount transferred form the capital surplus or legal reserve to stated capital in the form of free shares. Such distribution must be made pro rata.

Preemptive Rights and Issuance of Additional Shares

     The authorized but unissued shares may be issued at such times and, unless otherwise provided in the Commercial Code, upon such terms as the board of directors of a company may determine. The new shares must be offered on uniform terms to all shareholders who have preemptive rights and who are listed on the shareholders' register as of the record date. The Company's shareholders are entitled to subscribe for any newly issued shares in proportion to their existing shareholdings, provided that pursuant to the Articles of Incorporation, new share that are (i) issued by public offering in accordance with the Securities and Exchange Law of Korea, (ii) represented by depositary receipts, (iii) issued to foreigners in accordance with the Foreign Investment Promotion Law of Korea within 33% of the total number of shares outstanding, (iv) issued to the Company's employee stock ownership association up to 20% of the newly issued shares (to the extent the total number of shares so subscribed and held by the members of the employee stock ownership association does not exceed 20% of the total number of shares), (v) issued outside Korea for listing on a foreign stock exchange or foreign securities market trading securities by means of an electronic or a quotation system, (vi) issued according to a stock option plan, (vii) issued to a domestic corporation having a strategic relationship with the Company in connection with the Company's management or technology of up to 5% of the total number of issued and outstanding shares after such issuance, (viii) issued as consideration for the acquisition of the stock or assets of another company up to less than 20% of the total number of issued and outstanding shares, or (ix) issued through general public offering in accordance with the Securities and Exchange Law of Korea may be issued pursuant to a resolution of the board of directors to persons other than existing shareholders.

     Under the Commercial Code, a company may vary, without shareholder approval, the terms of such preemptive rights for different classes of shares. Public notice of the preemptive rights to new shares and the transferability thereof must be given not less than two weeks (excluding the period during which the shareholders' register is closed) prior to the record date. The Company will notify the shareholders who are entitled to subscribe for newly issued shares of the deadline for subscription at least two weeks prior to such deadline. If a shareholder fails to subscribe on or before such deadline, such shareholder's preemptive rights will lapse. The board of directors may determine how to distribute shares in respect of which preemptive rights have not been exercised or where fractions of shares occur.

     If the Company adopts the New Articles of Incorporation newly issued shares can be issued pursuant to a resolution of the board of directors of the Company to persons other than existing shareholders of the Company under the following cases (i) the Company offers new shares or allows underwriters to underwrite new shares in accordance with
Article 2 and Article 8 of the Securities Exchange Act of Korea;(ii) the Company issues new shares through a public offering by the resolution of the Board of Directors in accordance with Article 189-3 of the Securities Exchange Act of Korea; (iii) the Company issues new shares through exercises of stock options in accordance with Article 16-3 of the Venture Company Promotion Special Measures Act of Korea; (iv) the Company issues new shares for the purpose of listing or registration on or with a foreign securities exchange or market;(v) the Company issues new shares for foreign direct investments in accordance with the Foreign Investment Promotion Act as needed for business purposes, including but not limited to improvement of the financial structure;(vi) the Company issues new shares to another company with which the Company forms or intends to form a business alliance relationship for the purpose of technology transfer; or (vii) the Company issues new shares for consideration for the acquisition of the shares or assets of another company or the assets of a person.

General Meeting of Shareholders

     Under the Commercial Code, the ordinary general meeting of shareholders is held within three months after the end of each fiscal year and, subject to board resolution or court approval, an extraordinary general meeting of shareholders may be held as necessary or at the request of holders of an aggregate of 3% or more of the outstanding shares of a company or at the request of a company's statutory auditor or audit committee. Under the Commercial Code, written notices setting forth the date, place and agenda of the meeting must be given to shareholders at least two weeks prior to the date of the general meeting of shareholders. Currently, the Company uses The Korean Economic Daily for the purpose of providing public notices. Shareholders not on the shareholders' register as of the record date are not entitled to receive notice of the annual general meeting of shareholders or attend or vote at such meeting. The agenda of the general meeting of shareholders is determined at the meeting of the board of directors. In addition, shareholders holding an aggregate of 3% or more of the outstanding shares may propose an agenda for the general meeting of shareholders. Such proposal should be made in writing at least six weeks prior to the meeting. The board of directors may decline such proposal if it is in violation of the relevant laws and regulations of the Company's Articles of Incorporation.

     The general meeting of shareholders is held at the Company's headquarters or, if necessary, may be held anywhere in the vicinity of the Company's headquarters.

Voting Rights

     Holders of the Company's shares are entitled to one vote for each share, except that voting rights with respect to shares held by the Company and shares held by a corporate shareholder, more than one-tenth of whose outstanding capital stock is directly or indirectly owned by the Company, may not be exercised. Cumulative voting is precluded in the Company's Articles of Incorporation.

     Under the Commercial Code, for the purpose of electing the Company's statutory auditors, a shareholder holding more than 3% of the total shares may not exercise voting rights with respect to such shares in excess of such 3% limit.

     The Commercial Code also provides that in order to amend the Company's Articles of Incorporation (which is required for any change to the Company's authorized share capital) and for certain other instances, including removal of any of the Company's director and statutory auditor, dissolution, merger or consolidation, transfer of the whole or a significant part of the Company's business, acquisition of all of the business of any other company or issuance of new shares at a price lower than their par value, an approval from holders of at least two-thirds of those shares present or represented at such meeting is required, provided that such super-majority also represents at least one-third of the total issued and outstanding shares.

     A shareholder may exercise his voting by proxy given to any person. The proxy must present a document evidencing the power of attorney prior to the start of the general meeting of shareholders.

Registration of Shareholders and Record Date

     Pacific Corporate Trust Company of Vancouver BC Canada
("Pacific Corporate") will be the Company's sole transfer agent.
Pacific Corporate will maintain the register of the Company's shareholders and register of transfers of registered shares traded.

     For the purpose of determining the holders of the Company's shares entitled to annual dividends, the register of shareholders is closed for a period following December 31 and ending on the close of the ordinary general shareholders' meeting for such fiscal year. The record date for annual dividends is December 31. Further, the Commercial Code and the Company's Articles of Incorporation permit the Company, upon at least two weeks' public notice, to set a record date and/or close the register of shareholders entitled to certain rights pertaining to the Company's shares. The trading of the Company's shares and the delivery of certificates in respect thereof may continue while the register of shareholders is closed.

Annual and Periodic Reports

     At least one week prior to the annual general meeting of shareholders, the Company's annual report and audited non-consolidated financial statements must be made available for inspection at the Company's principal office and at all branch offices. Copies of annual reports, the audited non-consolidated financial statements and any resolutions adopted at the general meeting of shareholders will be available to the Company's shareholders. In addition, the Company will dispatch the copies of its financials and statements and business report to its shareholders at least two weeks prior to the date of the annual general meeting of shareholders, and the Company will make available the copies of its semi-annual or quarterly reports submitted to the SEC or NASDAQ to the Company's shareholders within two weeks from the submission of such report to the SEC or NASDAQ.

Transfer of Shares

     Under the Commercial Code, the transfer of shares is effected by delivery of share certificates but, in order to assert shareholders' rights against the Company, the transferee must have his name and address registered on the register of shareholders. For this purpose, shareholders are required to file their name, address and seal or specimen signature with the Company. Under the regulations of the Financial Supervisory Commission of Korea, non-resident shareholders may appoint a standing proxy and may not allow any person other than such standing proxy to exercise rights regarding the acquired shares or perform any task related thereto on his behalf, subject to certain exceptions. Under current Korean regulations, securities companies and banks in Korea (including licensed branches of non-Korean securities companies and banks), investment management companies in Korea, internationally recognized foreign custodians and the Korean Securities Depository are authorized to act as agents and provide related services.

Acquisition by the Company of Shares

     The Company generally may not acquire its own shares except in certain limited circumstances, including, without limitation, a reduction in capital. Under the Commercial Code, except in case of a reduction in capital, any of the Company's own shares acquired by it must be sold or otherwise transferred to a third party within a reasonable time.

Liquidation Rights

     In the event of a liquidation of the Company remaining after payment of all debts, liquidation expenses and taxes will be distributed among shareholders in proportion to the number of the Company's shares held.

Inspection of Books and Records

     Under the Commercial Code, any individual shareholder or shareholders having at least 3% of all outstanding shares (irrespective of voting or non-voting shares) of a Korean corporation may inspect books and records of the corporation.

(m) 	 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

     Market risk generally represents the risk that losses may occur in the value of financial instruments as a result of movements in market rates of interest and foreign exchange. The Company's primary market risk exposures are fluctuations in interest rates and exchange rates.
The Company's long-term debt facility with the Korea Development Bank bears floating rate interest at LIBOR + 2.1% per annum and is denominated in Japanese Yen. As of December 31, 2000 the principal balance outstanding under this facility was Won 739,531,524 (US$ 587,069).

Interest rate risk.

     Currently the Company has no open interest rate swap or interest rate lock agreements. The Company's long-term borrowing from Korea Development Bank bears floating rate interest at LIBOR + 2.1% per annum and does not require principal repayments until the 2003 fiscal year. Assuming no principal repayments are made during 2001, changes in the interest rate would result in approximate changes to the Company's interest expense as follows:

Increase (decrease) in interest expense

Fiscal Year 2001

     1% Increase in interest rates  $ 5,870
     2% Increase in interest rates  $ 11,741
     1% Decrease in interest rates  $ (5,870)
     2% Decrease in interest rates  $ (11,741)

The Company's other credit facilities either bear interest at fixed rates or are non-interest bearing. The current balance, interest rate and due date of the credit facilities as of June 30, 2001 area as follows:

   Creditors        Current Balance    Interest Rate     Due Date
---------------     ---------------    -------------    -----------
  Hana Bank         	$ 73,074		7.25%		2006.05.28
  Hana Bank			$ 119,142		8.25%		2001.10.28
  Industrial		$ 71,485		11%		2002.06.30
  Bank of Korea
  Hanvit Bank 		$ 182,685		10%		2005.04.27
  Industrial Bank		$ 586,974		3.75%		2008.06.05


Foreign exchange risk.

     Other than the Yen-denominated long-term debt, the Company has no foreign currency denominated liabilities. During the past three years, substantially all of the Company's revenues were denominated in Won. As a result, changes in the foreign exchange rate between the Won and the Yen may significantly affect the Company due to the effect of such changes on the amount of funds required by the Company to make interest and principal payments on such debt. Repayment of principal will not begin until the fiscal year 2003.

     The following analysis sets forth the sensitivity of the interest payment on the foreign currency denominated long-term debt. In this analysis the Won/Yen exchange rate and Won/Dollar exchange rate were assumed to be Won 10.4868 to Yen 1.00 and Won 1,187.70 to U.S. Dollar 1.00, respectively, which were the average exchange rates for the year ended December 31, 2000. Assuming all other variables are held constant from their levels for the year ended December 31, 2000, changes in the Won/Yen exchange rate would result in approximate changes to the interest payment required by the Company on such debt as follows:

     -A 10% appreciation of Won against Yen will decrease the interest payment by $5,041.
     -A 20% appreciation of Won against Yen will decrease the interest payment by $10,082.
     -A 10% depreciation of Won against Yen will increase the interest payment by $5,041.
     -A 20% depreciation of Won against Yen will increase the interest payment by $10,082.

     The following analysis sets forth the sensitivity of the balance of the Company's Yen-denominated long-term debt. In this analysis the Won/Yen exchange rate and Won/Dollar exchange rate were assumed to be Won
11.0152 to Yen 1.00 and Won 1,265.00 to U.S. Dollar 1.00, respectively, which were the spot rates on December 31, 2000. Assuming all other variables are held constant from their levels at December 31, 2000, changes in the Won/Yen exchange rate would result in approximate changes to the Company's balance of the long-term debt as follows:

     -A 10% appreciation of Won against Yen will decrease the balance by $61,088.
     -A 20% appreciation of Won against Yen will decrease the balance by $122,176.
     -A 10% depreciation of Won against Yen will increase the balance by $61,088.
     -A 20% depreciation of Won against Yen will increase the balance by $122,176.

(n)     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Currently, the Company does not have a provision in either the Company's Articles of Incorporation limiting the liability of the Company's officers and directors. The Company may in the future and with shareholders' consent, amend its Articles of Incorporation to limit the liability of the Company's officers and directors. In such a case, the Company's officers and directors will not be liable to the Company for monetary damages occurring because of a breach of their fiduciary duty as officers and directors in certain circumstances. Such limitation will not affect liability for any breach of an officer or director's duty to the Company or the Company's shareholders (i) with respect to approval by the officer or director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interests of the Company or the Company's shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitutes an unexcused pattern of inattention that amounts to an abdication of his or her duty to the Company or the Company's shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or the Company's shareholders, or (iii) based on transactions between the Company and the Company's officers and director or another corporation with interrelated officers or directors or on improper distributions, loans or guaranties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

DISCLOSURE OF OPINION OF SECURITIES AND EXCHANGE COMMISSION REGARDING INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS, THEREFORE,
UNENFORCEABLE.

(o)     FINANCIAL STATEMENTS

Copies of the financial statements specified in Regulation 228.310 (Item 310) are filed with this Form 8K (see Item 7 below).

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM 4.     CHANGES IN REGISTRANT'S ACCOUNTANT.

     Not applicable.

ITEM 5.     OTHER EVENTS.

     Successor Issuer Election

     Upon the effectiveness of the Merger on February 1, 2001, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the SEC, the Company became the successor issuer to Captex for reporting purposes under the 1934 Act and elects to report under the 1934 Act effective February 1, 2001.

Foreign Private Issuer

     As a foreign private issuer the Company will be exempt from the rules under the United States Securities Act of 1934, as amended prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the said Act. Furthermore as a foreign private issuer the Company will not furnish its shareholders or the SEC with the same information as a fully domestic reporting issuer including semi-annual or quarterly reports.

     The Company will furnish its shareholders with its annual reports, which will include a review of operations and annual audited financial statements prepared in conformity with U.S. GAAP.

ITEM 6.     RESIGNATION OF DIRECTORS AND EXECUTIVE
            OFFICERS.

     The officers and directors of Captex, John Mackay and Roderick Saunders, resigned such offices as a result of the merger with the Company. The officers and directors of the Company will continue as the officers and directors of the successor issuer.

ITEM 7.     FINANCIAL STATEMENTS.


(a)	Index to Financial Statements.

Page
Audited Financial Statements of the Company:
Auditors Report dated March 17, 2001	                   	       F-1
Balance Sheet as at December 31, 2000, December 31, 1999
and December 31, 1998	                                     	       F-2
Statement of Operations Comprehensive Income for the periods
January 1, 2000 to December 31, 2000, January 1, 1999 to
December 31, 1999 and January 1, 1998 to December 31, 1998	    		F-3
Statement of Stockholders' Deficit as at December 31, 2000,
December 31, 1999 and December 31, 1998				 		F-4
Statement of Cash Flows for the periods January 1, 2000
to December 31, 2000, January 1, 1999 to December 31, 1999
and January 1, 1998 to December 31, 1998	  		       	       F-5
Notes to Financial Statements as at December 31, 2000,
December 31, 1999 and December 31, 1998			    	  	F-6 to F-13

Unaudited Selected Financial Data for the year
ending December 31, 1997 and the ten (10) months
ending December 31, 1996 in Korean GAAP   				      F-14


(b)     Index to Exhibits.

Copies of the following documents are filed with this Form 8K as exhibits:

Exhibits                                                          Page

1.  Corporate Charter and Articles of Incorporation      Previously Filed
2.  Articles of Incorporation (English translation only) Previously Filed
3.  Proposed new Articles of Incorporation               Previously Filed
4.  Merger Agreement between the Company and Captex      Previously Filed



F-1

                            SINTEC Co., Ltd.

                           FINANCIAL STATEMENTS

           For the years ended December 31, 2000, 1999 and 1998

                                   with

                        REPORT OF INDEPENDENT AUDITORS




                        Shinhan Accounting Corporation



                       SHINHAN ACCOUNTING CORPORATION


AUDITORS' REPORT TO THE DIRECTORS OF:
SINTEC Co., Ltd.


We have audited the accompanying balance sheets of SINTEC Co., Ltd.("the Company") as of December 31, 2000, 1999 and 1998, and the related statements of operations and comprehensive income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SINTEC Co., Ltd. as of December 31, 2000, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The operations of the Company, and those of other companies in the Republic of Korea have been significantly affected, and will continue to be affected for the foreseeable future, by the country's unstable economy caused by the currency devaluation, volatile stock markets and slowdown in growth in the Asia-Pacific region. While the Korean economy has recently shown signs of improvement, there are still uncertainties in the region that may affect future operations. The financial statements do not include any adjustments that might result from those uncertainties.


Certified Public Accountant
Republic of Korea
March 17, 2001


Il-Heung bldg. Suite #8
126-1 ChungMu-Ro 4Ka, Chung-Ku
Seoul, Korea


F-2

                                   SINTEC Co., Ltd.
                                   BALANCE SHEET
                        As of December 31, 2000, 1999 and 1998
                                  (in US Dollars)


                                              December 31,
                                       ----------------------------------
Assets                                   2000          1999          1998
-------------------------------------------------------------------------
Current assets:
Cash and cash equivalents
(Notes 2(e),8)                        $105,172        $104,452       $11,292
Account receivable (Note 2(d))          8,801           8,651         6,241
Due from officer (Note 3)                  -          575,496       520,283
Advance payments                       43,650          82,708        12,469
Prepaid expenses                          729              -          1,620
Inventories (Note 2(g))               500,251              -              -
Other current assets                   30,080          11,857             -
                                    ---------       ---------      ---------
Total current assets                  688,683         783,164       551,905

Property, plant and equipment (Note 2(h))
Land                                  143,274              -              -
Building and structure                657,567              -              -
Machinery and equipment               216,841         175,615       158,433
Tools and and transportation
Equipment                              26,760          29,713        33,669
Furniture and fixtures                398,356          88,394        66,312
Accumulated depreciation             (423,081)       (202,857)     (131,733)
                                    ---------       ---------      ---------
                                    1,019,717          90,865       126,681

Other non-current assets:
Long-term bank deposits                 5,495          26,137        24,665
Long-term loan to employees (Note
4,8)                                  166,706              -              -
Guarantee deposits                      7,154           3,085        15,308
Intangibles (Note 2(j))                99,017          50,433        40,997
                                    ---------       ---------      ---------
                                      278,372          79,655        80,970
                                    ---------       ---------      ---------
Total assets                       $1,986,772       $953,684      $759,556
                                   ==========       =========      =========
Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable and other accrued
liabilities                           $85,171          $7,623      $153,924
Withholdings                            2,122           9,069        23,793
Short-term borrowings (Notes 5, 8)    335,794         388,125       349,569
Current portion of long-term
borrowings (Note 6)                    25,006              -             -
                                    ---------       ---------      ---------
                                      448,093         404,817       527,286

Long-term borrowings (Notes 6, 8)     706,542         268,840       320,864
                                    ---------       ---------      ---------
                                    1,191,245        673,657        848,150
                                    ---------       ---------      ---------
Allowance for severance payment
(Note 2(l))                            36,610              -             -

Stockholders' equity :
Common stock - $0.16($3.97 in 1999 and
1998) par value,  50,000,000 (20,000,000
in 1999 and 1998) shares authorized,
9,930,413 (7,952,288 in 1999 and
1,124,383 in 1998) shares
issued and outstanding (Note 9)     1,136,632         907,807        29,485

Additional paid-in capital (Note 9) 1,499,031              -             -

Retained earnings (deficit)        (1,810,977)       (620,766)     (140,427)

Other accumulated comprehensive
income (loss)                         (29,159)         (7,014)       22,348
                                    ---------       ---------      ---------
Total stockholders' equity            795,527        280,027       (88,594)
                                    ---------       ---------      ---------
Total liabilities and stockholders'
 equity                            $1,986,772        $953,684      $759,556
                                   ==========        ========      ========

See accompanying summary of accounting policies and notes to financial statement


F-3

                              SINTEC Co., Ltd.
                          STATEMENT OF OPERATIONS AND
                             COMPREHENSIVE INCOME

               For the years ended December 31, 2000, 1999 and 1998
                         (in US Dollars, except share amount)


                                                   December 31,
                                       ----------------------------------
                                         2000          1999          1998
                                        -------      -------       -------
Net sales (Note 2(k))
Product sales                          $50,957         $  -          $  -
Goods sales                                 -           30,533        467,447
Software development fees               10,439          85,522        248,501
                                        ------         -------       ---------
                                        61,396         116,055        715,948

Cost of sales
Cost of product sold                    72,360            -             -
Cost of goods sold                          -           28,599        416,107
                                        ------         -------       ---------
Gross profit                           (10,964)         87,456        299,841

Interest expenses                       59,865          88,305         73,154
Selling and administrative expenses
Wages and salaries                     141,258          86,303        126,799
Depreciation                            36,408          62,859         92,267
Research and development (Note 2(m))   370,319         153,269         38,433
Commissions                             58,380          36,508          7,459
Advertising                            117,530          43,029         12,202
Amortization                            36,492          12,074          8,506
Others                                 242,626         110,786         90,031
                                     1,003,013         504,828        375,697
                                        ------         -------       ---------
Operating income(loss)                (1,073,842)       (505,677)      (149,010)

Other revenues and gains
Interest income                          1,556           1,186             61
Other income, net                           -           24,152             -
                                        ------         -------       ---------
                                         1,556          25,338             61

Other expenses and losses
Management fees                        (76,661)            -               -
Other loss, net                        (41,264)            -          (10,266)
                                        ------         -------       ---------
                                      (117,925)            -          (10,266)
                                        ------         -------       ---------
Net income(loss)                      (1,190,211)       (480,339)      (159,215)
                                    -----------       ---------     ----------
Other comprehensive income (loss)
Foreign exchange translation
gain (loss)                            (22,145)        (29,362)        22,348
                                        ------         -------       ---------
Comprehensive income (loss)          $(1,212,356)      $(509,701)     $(136,867)
                                    ===========       =========      =========
Basic earnings (loss) per share
(Note 2(o))                            $(0.14)         $(0.23)        $(0.14)
                                    ===========       =========      =========
Weighted average number of shares
Outstanding                          8,618,411       2,105,933      1,124,383
                                    ===========       =========      =========


See accompanying summary of accounting policies and notes to financial statements


F-4

                                   SINTEC Co., Ltd.
                       Statement of Shareholders' Equity (Deficit)
                  For the years ended December 31, 2000, 1999 and 1998
                             (in U.S. dollars, except share amount)


                       Common  Stock
Additional Retained Other
Accumulated
                       Issued       Paid-in    Earnings Accum. Shareholders'
                       Shares     Amount Capital    (Deficit) Com.      Equity
                                                              Income
(Deficit)
                                                              (loss)

Balance at
 January 1, 1998       1,124,383  $29,485            $18,788    -      $48,273
Net loss (loss)                                      (159,215)         (159,215)
Other comprehensive
 Income (loss)
Foreign exchange
Translation gain                                               22,348   22,348
                    --------  --------  --------- --------- -------
---------
Balance December
 31, 1998            1,124,383     29,485      -     (140,427) 22,348  (88,594)
                       --------  --------  --------- --------- -------
---------
Balance at
 January 1, 1999     1,124,383     29,485      -     (140,427) 22,348  (88,594)
Private placement    6,827,905    567,816  310,506                      878,322
Reclassification of
paid-in-capital
pursuant to stock
dividend                    -     310,506 (310,506)                           -
Net income (loss)                                     (480,339)        (480,339)
Other comprehensive
 Income (loss)
Foreign exchange
Translation loss                                              (29,362)  (29,362)
                       --------  --------  --------- --------- -------
---------
Balance December
 31, 1999             7,952,288   907,807      -     (620,766)  (7,014) 280,027
                       --------  --------  --------- --------- -------
---------

Balance at
 January 1, 2000      7,952,288   907,807      -     (620,766) (7,014)  280,027
Private Placement     1,978,125   228,825  1,499,031                  1,727,856
Net loss (loss)                                      (1,190,211)     (1,190,211)
Other comprehensive
 Income (loss)
Foreign exchange
Translation loss                                               (22,145) (22,145)
                       --------  --------  --------- --------- -------
---------
Balance December
 31, 2000          9,930,413 $1,136,632 $1,499,031$(1,810,977)$(29,159) $795,527
                  ========== ========== ========== ========== =========
========

See accompanying Notes to Financial Statements




F-5

                             SINTEC Co., Ltd.

                        STATEMENT OF CASH FLOWS
               Years ended December 31, 2000, 1999, 1998
                           (in U.S. Dollars)

Cash flows from
operating activities:                 2000          1999           1998
                                   ----------------------------------------
Net  income(loss)                 $(1,190,211)   $(480,339)     $(159,215)
Adjustments to reconcile net
income to net cash provided by
operating activities:

Depreciation                          267,891       62,859         92,267
Loss from disposal of
marketable securities                   3,142           -               -
Amortization                           36,493       12,074          8,506
Retirement payment                     36,610           -               -
Welfares                               31,282           -               -
Changes in assets
and liabilities:
Decrease(Increase) in accounts
Receivable                              (150)       (2,140)       183,787
Decrease(Increase) in due from
Officer                               575,496      (55,213)      (481,107)
Decrease(Increase) in advance
Payments                               39,058      (70,239)       (11,530)
Decrease(Increase) in prepaid
Expenses                                (729)        1,620            284
Increase in
Inventories                          (500,251)          -               -
Increase in other current assets      (18,223)     (11,857)             -
Increase (Decrease) in accounts
Payable and other accrued liabilities  77,548     (148,301)       117,211
Increase (Decrease) in
Withholdings                           (6,947)     (14,724)        18,524

                                   ----------------------------------------
Total adjustments                     541,220     (223,921)       (72,058)
                                   ----------------------------------------
Net cash provided by operating
Activities                           (648,991)    (704,260)      (231,273)
                                   ----------------------------------------
Cash flows from
investing activities:
Increase in
guarantee deposits                     (4,511)      (1,659)          (817)
Decrease in
guarantee deposits                         442      13,882              -
Decrease in tools and
transportation equipment                2,953        3,956              -
Acquisition of land                  (143,274)           -              -
Acquisition of building and
Structure                            (657,567)           -              -
Acquisition of machinery and
Equipment                             (41,226)      17,182        (70,717)
Acquisition of furniture and
Fixtures                             (309,962)     (22,082)       (26,611)
Increase in software and
development costs                           -            -        (39,203)
Purchase of marketable securities     (19,640)           -              -
Proceeds from sale of marketable
Securities                             16,497            -              -
Increase in long-term bank
deposits                                    -       (2,355)       (22,808)
Decrease in long-term bank
Deposits                               20,642           883             -
Increase in long-term loan to
Employees                            (166,706)           -              -
Increase in intangibles               (85,706)     (18,717)        (5,994)
                                   ----------------------------------------
Net cash used in investing
Activities                         (1,388,058)      (8,910)      (166,150)
                                   ----------------------------------------
Cash flows from
financing activities:
Increase  in short-term borrowings    121,992       38,556        284,822
Decrease  in short-term borrowings   (149,317)           -              -
Increase in long-term borrowings      531,596        8,411         93,008
Decrease in long-term borrowings      (93,894)     (60,435)             -
Issuance of common stock            1,727,856      878,322              -
                                   ----------------------------------------
Net cash provided by financing
Activities                          2,138,233      864,854        377,830
                                   ----------------------------------------
Net Increase(Decrease) in cash and
cash equivalents                       101,184      151,684        (19,593)
Effect of exchange rate changes on
cash balance                         (100,464)     (58,524)        10,123
Cash and cash equivalents at
beginning of the year                 104,452       11,292         20,762
                                   ----------------------------------------
Cash and cash equivalents at end of
the year                              $105,172     $104,452        $11,292
                                   ========================================
Supplemental disclosures of cash flow
information:
Cash paid during the year for
income taxes                         $    -       $     -        $ 1,529
                                   ========================================
Cash paid during the year for
Interest                             $ 59,865     $ 88,305        $73,154
                                   ========================================
*Cash and cash equivalents are
comprised of:
Cash                                 $  9,387     $  2,066        $ 2,957
Term deposits                          95,785     102,386          8,335
                                   ----------------------------------------
                                      $105,172     $104,452        $11,292
                                   ========================================

See accompanying summary policies and notes to financial statements


F-6


                               SINTEC CO. LTD.
                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 2000, 1999 and 1998


1. Organizations and Business

SINTEC Co. Ltd. (the "Company") was incorporated in March 7, 1996 under the law of the Republic of Korea. The Company is currently engaged in developing and applying face (image) recognition technology and manufacturing intelligent surveillance camera with face and iris recognition.

2. Basis of Financial Statements and Summary of Significant Accounting
Policies

(a) Basis of financial statements

The Company maintains its books of accounts in accordance with accounting principles generally accepted in the Republic of Korea ("Korean GAAP"). The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP").

(b) Translation of financial statements and foreign currency

These financial statements have been translated into U.S. dollars in accordance with SFAS No.52. As such, assets and liabilities have been translated into U.S. dollars at the exchange rate in effect on the balance sheet dates and elements of income have been translated using the weighted average exchange rate in effect during the period the transaction occurred.

The gain or loss from foreign currency translation forms a component of other comprehensive income or loss of each period presented and a component of other accumulated comprehensive income or loss.

(c) Use of estimates

The preparation of financial statements in accordance with U.S.
GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reportedamounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

(d) Allowance for doubtful accounts

Amounts receivable are assessed for impairment on a regular, periodic basis. When circumstances indicate collection of an amount receivable is doubtful, an allowance and a charge against earnings are recognized immediately. When circumstances indicate collection of an amount receivable is unlikely to be realized, the outstanding amount and the associated allowance are written off..


F-7

(e) Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers time deposits that have an original maturity of three months or less from date of purchase to be cash equivalents.

(f)	Marketable securities

	The Company classifies debt and equity securities that are purchased and held principally for the purpose of selling them in near term as trading securities and reports them at fair value, with unrealized holding gains and losses included in current operations. The
Company had no marketable securities at December 31, 2000, 1999 and 1998.

(g) Inventories

Inventories are stated at the lower of market value and actual cost as determined by the average cost method, except for materials in transit which are valued by the specific identification method. As of December 31, 2000, the Company's inventories were comprised of Raw Materials of $133,649, Work-in-process of $ 247,595 and
Finished Goods of $119,007.

(h) Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation of tangible assets are provided using the declining balance method over the following estimated useful lives:

				 			    Years
                                          ---------------
			Building			     40
			Machinery and equipment	      4
			Other tangible assets	             4

Expenditures that prolong the useful lives or enhance the value of fixed assets are capitalized, while expenditures incurred for routine maintenance are expensed in the year in which they are incurred. Total depreciation expenses for 2000, 1999 and 1998 are $267,891, $62,859 and $92,267, respectively.

(i) Impairment of long-lived assets

When events and circumstances warrant a review, the Company evaluates the carrying value of its long-live assets. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from use is less than its carrying value. In that event, an anticipated charge is recognized based on the amount by which the carrying value exceeds the estimated fair value.


F-8

(j) Intangible assets

Software development costs

The Company accounts for costs of developing computer software to be marketed in accordance with SFAS No. 86. All costs to establish the technical feasibility of computer software are charged to earnings as research and development costs. Costs incurred after establishing technical feasibility are capitalized as intangible assets until such time as the product becomes available for sale to customers. Capitalized costs are amortized over the estimated live of the associated software product using the straight-line method.

Other intangibles

Intangible assets other than software development costs include costs incurred to obtain patent rights and other capitalized costs. Other intangibles are assessed for impairment on a regular basis, such assessment being based upon management's assessment of each item's future benefit potential to the Company. When an intangible is determined to no longer have a future benefit potential, its cost less accumulated amortization is immediately charged to earnings. Intangible assets are recognized at cost less accumulated amortization. Amortization of intangible assets is currently being provided using the straight-line method over the following economic lives:

                                                     Years
                                                  ---------------
                 Software purchasing costs          5 years
               Other intangibles (Patents, etc.)    5 to 10 years

(k) Revenue recognition

The Company recognizes revenue when pervasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is assured. This policy is in compliance with SAB 101. Product and commodity revenues are recognized, net of trade discounts and allowances, upon shipment and when all significant contractual obligations have been satisfied and collection is reasonably assured. Service fees are recognized ratably over the contractual period or when rendered in accordance with all terms and conditions of customer contracts, upon acceptance by the customer, and when collection is reasonably assured. The Company's contracts are generally of a 1-year term and provide for billing upon delivery and payment within 30 days of the delivery date.

(l)	Severance and retirement benefits

Pursuant to the Korean National Pension Law and the Company's employment policy the Company is required to accrue an estimated liability, equal to the amount which would be payable if all employees left the Company at the balance sheet date. As such, the Company has provided an allowance for severance and retirement benefits of $36,610 for the year ended December 31, 2000. Prior to that date no employee has vested severance and retirement benefits.


F-9

(m) Research and development costs

Research and development costs are charged to earnings as incurred.


(n) Income taxes

Under SFAS No.109, the asset and liability method is used to account for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the book values and tax bases of assets and liabilities and are measured using the enacted marginal tax rates and laws that will be in effect when the differences are expected to reverse. Deferred income tax assets are not recognized unless realization is considered more likely than not.

(o) Earnings (loss) per common share

In February, 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share (SFAS 128), which established new standards for computing and presenting earnings per share effective for fiscal years ending after December 15, 1997.
With SFAS 128, primary earnings per share is replaced by basic earnings per share, which is computed by dividing income available to common shareholders by the weighted average number of shares outstanding for the period. In addition, SFAS 128 requires the presentation of diluted earnings per share, which includes the potential dilution that could occur if dilutive securities were exercised or converted into common stock. The computation of diluted EPS does not assume the conversion or exercise of securities if their effect is anti-dilutive. Common equivalent shares consist of the common shares issuable upon the conversion of the convertible loan notes and special warrants (using the if-converted method) and incremental shares issuable upon the exercise of stock options and share purchase warrants (using the treasury stock method).


3. Due from officer


   2000        1999        1998
                                             ------      ------      -------
Woon (Joseph)Yong Kim, President - non-interest
bearing loan without fixed terms of
repayment, unsecured                         $ -       $ 575,496   $ 520,283
                                            ======     =========   ==========


4. Long-term loan to employees

During the year ended December 31, 2000, the Company made home purchase loans available to certain employees. At December 31, 2000, loans had been advanced to eight employees. These loans are non-interest bearing, unsecured, denominated in Korean Won and are due at various dates between January and June 2003.


F-10

5. Short-term borrowings

Short-term borrowings at December 31, 2000, 1999 and 1998 consisted of the following:



                           Interest rate    2000      1999         1998

HanBit(HanIl) Bank           8.0%        $119,076    $19,832      $96,176

KukMin Bank                    4%            -       132,217       49,875

HaNa(BoRam) Bank             7.5%         137,334     40,546       19,119

Industrial Bank of Korea  11.9 - 4%        79,384      8,814        8,313

Other financial institutions  24.0%          -        68,162       64,281

Stockholders                   0%            -       118,554      111,805
                                       ---------    --------     --------
Balance at end of year                  $335,794    $388,125     $349,569
                                       =========    ========     ========
Weighted average interest
 rates on year-end balances               7.78%        6.95%        7.78%
                                       =========    ========     ========


Note: The Banks in parentheses have merged into the former banks.

All amount of short-term borrowings are unsecured.


6. Long-term borrowings

Long-term borrowings at December 31, 2000, 1999 and 1998 consisted of the following:

Interest rate       					2000       1999       1998

-------------------------------------------------
Industrial Bank of Korea     11.5 - 4.0%          -       $79,330    $74,812
KukMin Bank                         4.0%          -         8,814      8,313
HanBit(HanIl) Bank                  8.0%       71,446      79,330    103,907
HaNa(BoRam) Bank              10.5 -7.5%       73,033     101,366    133,832
Korea Development Bank        Libor+2.1%      587,069         -          -

------------------------------------------------
Total                                        $731,548    $268,840   $320,864
                                             ========    ========   =========
Current portion                                25,006
                                             --------
Long-term liabilities                         706,542
                                             ========



  Collateral: The loan from HaNa Bank was guaranteed by Korea
Guarantee Fund.
            Other loans are not secured.

Note: The Banks in parentheses have merged into the former banks.


F-11

The repayment schedule for long-term borrowings as of December 31, 2000 is as follows:

2001         2002        2003      2004       2005     There after
----         ----        ----      ----       ----     ------------
$25,006    $34,135     $87,322   $140,668  $123,601     $320,816
=======    =======     =======   ========  ========     ========

The disclosure of collateral, maturity date and currency of denomination is as follows:

Collateral               Maturity date   Currency of

Denomination

HanBit(HanIl) Bank    Guaranteed by Korea Credit
                      Guarantee Fund             April 27, 05    Korean Won
HaNa(BoRam) Bank      Guaranteed by Korea Credit
                      Fund and Korea Technical
                      Credit Fund                May 28, 05      Korean Won
Korea Development Bank Mortgaged : land(462.42)
                       Building(837.72)         June 5, 08     Japanese Yen


7. Income Taxes

The Company is subject to corporate income tax and resident surtax normally at an aggregate rate of 17.6% on taxable income up to W100, 000,000 and 30.8% on taxable income over that amount.

At December 31, 2000, the Company has net operating loss
Carryforwards of $1,021,227 ($220,857 in 1999 and nil in 1998) for income tax purposes. It is expected that the Company could not realize a tax benefit from such net operating loss carryforwards before their expiration in 2005 (2004 for 1999). A valuation allowance of $536,674 ($175,173 in 1999 and $38,892) has been recognized to fully offset the deferred tax assets related to these loss carryforwards and other temporary differences. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purpose. Significant components of the Company's deferred tax assets as of December 31, 2000, 1999 and 1998 are as follows:


                                        2000        1999        1998
                                      ---------   --------     ---------
Deferred tax assets:
Net operating loss carryforwards      $314,538    $68,204       $ -
Research and development
Expenditure                            190,498     85,977        38,892
Depreciation and amortization           25,266     21,442         -
Accruals, reserves and other             6,372        110         -
                                      ---------   --------     ---------
Net deferred tax asset                 536,674    175,173        38,892
Less: valuation allowance             (536,674)  (175,173)      (38,892)
                                      ---------   --------     ---------
Deferred tax asset, net               $ -         $ -           $ -
                                      ---------   --------     ---------



F-12

Reconciliation between the income tax benefit computed using the statutory Korean income tax rate and the Company's actual income tax benefit for the fiscal years ended December 31, 2000, 1999 and 1998 is as follows:


                                      2000          1999           1998
                                    --------       --------      ---------
Statutory income tax benefit       $(377,986)    $(147,944)     $(49,038)
Reduction of income tax benefit due
  to lower tax rate on first
W100,000,000                          11,678        11,103        10,146
Permanent differences - expenses
  in excess of tax deductible
  limitation                           7,066         5,367            -
Others - net                          (2,259)       (4,807)           -
Changes in valuation allowances      361,501       136,281        38,892
                                    --------       --------      ---------

Actual income tax benefit
Recorded                             $ -             $ -            $ -
                                    --------       --------      ---------

8. Fair value of financial instruments


The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

(a) Cash and cash equivalents, short-term loans receivable, short-term borrowings

The carrying amount approximates fair value because these instruments are short-term in nature.

(b) Long-term loan to employees

Loans to employees were made to 8 beneficiaries as a housing loan.
The amounts will be paid back to the Company 3 years after the loans were made. The carrying amounts of the loans are equal to their face values, which represent the amount of cash the Company will receive at maturity.

(c) Long-term borrowings

The carrying amount approximates fair value as the interest rates charged are reflective of fair market rates.

(d) Marketable securities and other financial instruments

   The Company has no marketable securities and no derivative contract.


9. Share capital

(a) On March 7, 1996, the Company issued 1,124,383 common shares.
(b) On August 27, 1999, the Company issued 1,992,407 common shares for gross proceeds of $185,994.
(c) On November 10, 1999, the Company issued 1,708,711 common shares for gross proceeds of $314,295.
(d) On December 24, 1999, the Company issued 3,126,788 common shares for gross proceeds of $378,033.
(e) On March 18, 2000, the Company issued 438,750 common shares for gross proceeds of $523,380.
(f) On June 14, 2000, the Company issued 489,375 common shares for gross proceeds of $585,464.
(g) On December 13, 2000, the Company issued 1,050,000 common shares for gross proceeds of $645,000.

Costs associated with the stock issuance pursuant to private placements amounted to $25,988 and nil for the years ended December 31, 2000 and 1999, respectively.


F-13

All references to earnings per share and common stock issued and outstanding have been restated to reflect, on a retroactive basis, the following events:
i) A September 1, 1999 stock split effected by a stock dividend,
ii) A November 15, 1999 stock split effected by a stock dividend,
iii) A December 24, 2000 25-for-1 stock split, and
iv) A February 2, 2001 stock split effected by a stock dividend


10. Segment information

As at December 31, 2000, the Company operated in one industry segment, the development of commercial products using face and iris recognition technology. The Company's identifiable assets are located in one geographic area, the Republic of Korea (also known as South Korea). The Company's revenues and net loss also relate to business operations in the Republic of Korea.


11. New technical pronouncements

In June 1998 SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and No. 138, were issued for fiscal years beginning after June 15, 2000. Adoption of the new standard is not expected to have an impact on the Company's financial statements.

In December 1999 SAB No. 101 "Revenue Recognition in Financial Statements" was issued. The Company believes its revenue recognition policies meet all the criteria discussed in SAB No. 101. Therefore, SAB 101 is not expected to have any impact on the Company's consolidated financial statements.

In March 2000 FIN No. 44 "Accounting for Certain Transactions
Involving Stock Compensation, An Interpretation of APB Opinion No.
25" was issued for fiscal years beginning after July 1, 2000. Adoption of FIN No. 44 is not expected to have an impact on the Company's financial statements.

In September 2000 SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities - Replacement of FASB Statement 125" was issued for fiscal years beginning after December 15, 2000. Adoption of SFAS No. 140 is not expected to have an impact on the Company's financial statements.


12. Subsequent events
a) On January 24, 2001 the Company acquired a 100% equity interest in a U.S. corporation named Captex Capital, Inc. ("Captex") in consideration for 888,050 common shares issued from treasury. Captex is an inactive corporation that has no assets or liabilities. This transaction will be accounted for as a capital transaction in substance but will have no impact on the Company's financial statements other than to reduce the reported loss per share to $(0.13)

b) On February 2, 2001 the Company declared a stock dividend of 3,816,663 common shares and issued the shares on a pro rata basis to its shareholders.


13. Risk and uncertainties

The Asia-Pacific region, including the Republic of Korea, is experiencing severe economic difficulties relating to currency devaluation, volatile stock markets and slowdown in growth. The recoverability of the Company's assets and ability of the Company to pay its debts as they mature are dependent to a large extent on the efficacy of the fiscal measures and other actions, beyond the Company's control, undertaken to achieve economic recovery. The Company is exposed to credit loss in the event of nonperformance by financial institutions with which it conducts business. The Company minimizes exposure to such risk, however, by dealing only with major Korean banks and financial institutions.



F-14


                               Sintec Co., Ltd.
                         Selected Financial Information*
         For the year ended December 31, 1997 and the ten months ended
                             December 31, 1996**

All units in US dollars unless otherwise specified

				      Prepared 	             Prepared
                                Under US GAAP              under Korean GAAP
			 --------------------------------    ----------------

                            2000       1999      1998      1997       1996

Revenues                  61,396      116,055   715,948   648,709    657,949
Income (loss) from
Operations            (1,110,857)    (505,677) (149,010)   35,378     26,637
Income (loss) from
continuing operations (1,190,211)    (480,339) (159,215)   23,292     25,012
Net income (loss)     (1,190,211)    (480,339) (159,215)   23,292     25,012
Income (loss) from
operations per share     (0.13)       (0.24)    (0.13)      0.03       0.02
Income from continuing
operations per share     (0.14)       (0.23)    (0.14)      0.02       0.02
Net income per share     (0.14)       (0.23)    (0.14)      0.02       0.02
Total assets           1,986,772      953,684   759,556   312,714    308,566
Net assets               795,527      280,027   (88,594)   65,252     83,185
Capital stock          2,635,663      907,807    29,485    35,331     59,228
Number of shares
as adjusted to reflect
changes in capital     9,930,413    7,952,288 1,124,383 1,124,383  1,124,383
Dividends declared
per share in both
currency of F/S
and US dollars           Nil          Nil       Nil        Nil        Nil
Diluted net income
per share (no
dilution)                (0.14)       (0.23)    (0.14)      0.02       0.02

* The financial data for the year ended December 31, 1997 and the ten months ended December 31, 1996 have been prepared in compliance with Korean GAAP, was not reconciled to U.S. GAAP, and have not been audited.
** The Company's operation commenced on March 9, 1996.


     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SINTEC, CO. LTD.
                                                    -------------------
                                                    (Registrant)


Dated: August 14 , 2001          By:     //s// "Woon Yong Kim" //s//
                                   -------------------------------
                                           Woon Yong Kim
                                           Chief Executive Officer









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